Exhibit 99.1
INVESTMENT AGREEMENT
dated as of
April 20, 2011
among
GSCP VI AIV NAVI, LTD.,
GSCP VI OFFSHORE NAVI, LTD.,
GSCP VI PARALLEL AIV NAVI, LTD.,
GSCP VI GMBH NAVI, L.P.,
GSCP VI EMPLOYEE NAVI, LTD.
and
ENSTAR GROUP LIMITED

i

Exhibit A	Initial Closing Issuance and Sale
Exhibit B	Second Closing Issuance and Sale
Exhibit C	Third Closing Issuance and Sale
Exhibit D	Certificate of Designation for the Series A Non-Voting Preferred Shares
Exhibit E	Form of Warrant
Exhibit F	Form of Registration Rights Agreement
Exhibit G	Form of Bye-Law Amendments
Exhibit H	Form of VCOC Rights Letter

INVESTMENT AGREEMENT
     AGREEMENT (as the same may be amended from time to time in accordance with its terms, this “Agreement”) dated as of April 20, 2011 among GSCP VI AIV Navi, Ltd., GSCP VI Offshore Navi, Ltd., GSCP VI Parallel AIV Navi, Ltd. and GSCP VI Employee Navi, Ltd., each a Cayman Islands exempted company, and GSCP VI GmbH Navi, L.P., a Cayman Islands limited partnership (collectively, “Buyer”), and Enstar Group Limited, a Bermuda exempted company (the “Company”).
WITNESSETH:
     WHEREAS, the Company intends to issue and sell to Buyer, and Buyer intends to subscribe from the Company for, (i) voting ordinary shares, par value US$1.00 per share, of the Company (the “Voting Common Shares”), (ii) Series A convertible non-voting preference shares, par value US$1.00 per share, of the Company having the terms set forth in Exhibit D hereto (the “Non-Voting Preferred Shares”) (or, subject to the Non-Voting Common Shares Approval, Series C non-voting ordinary shares, par value US$1.00 per share, of the Company having the terms set forth in the amendments to the Company’s bye-laws set forth in Exhibit G hereto (the “Non-Voting Common Shares” and, together with the Voting Common Shares, the “Common Shares”)) and (iii) warrants to purchase Non-Voting Preferred Shares (or, subject to the Non-Voting Common Shares Approval, Non-Voting Common Shares) substantially in the form set forth in Exhibit E hereto (the “Warrants” and, together with each of the Common Shares and the Non-Voting Preferred Shares to be purchased hereunder, the “Securities”), in each case upon the terms and subject to the conditions hereinafter set forth; and
     WHEREAS, certain directors and officers of the Company and certain other Persons have entered into voting agreements (the “Voting Agreements”) with the Company on the date hereof pursuant to which each such Person has committed, among other things, to vote all voting securities of the Company that such Person holds and is entitled to vote in favor of the Shareholder Approval Matters at the Company Shareholder Meeting, and Buyer is entering into this Agreement in reliance on such agreements;
     ACCORDINGLY, the parties hereto agree as follows:
ARTICLE 1
Definitions
     Section 1.01. Definitions. (a) As used in this Agreement, the following terms have the following meanings:
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person;

provided that, for purposes of this Agreement, the Company shall not be deemed an Affiliate of Buyer, and Buyer shall not be deemed an Affiliate of the Company. For purposes of this definition, when used with respect to any Person, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.
     “Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.
     “Balance Sheet” means the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 2010.
     “Balance Sheet Date” means December 31, 2010.
     “Bring-Down Representations” means Sections 3.01 through 3.06, Sections 3.08 through 3.10, Sections 3.17(g) and 3.17(h) and Sections 3.23 and 3.31 of this Agreement.
     “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Hamilton, Bermuda are authorized or required by Applicable Law to close.
     “Buyer Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by Buyer to the Company.
     “CFC” means a “controlled foreign corporation” within the meaning of section 957 of the Code.
     “Code” means the Internal Revenue Code of 1986.
     “Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Buyer.
     “Environmental Laws” means any Applicable Law or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment or to Hazardous Substances.
     “Fully Diluted” means all outstanding Common Shares and all Common Shares issuable in respect of all outstanding Company Securities.

     “Fundamental Representations” means, with respect to the Company, the representations and warranties contained in Sections 3.01 through 3.03 and Sections 3.05 and 3.06 and, with respect to Buyer, the representations and warranties contained in Sections 4.01 through 4.03 and Sections 4.06 through 4.09
     “GAAP” means generally accepted accounting principles in the United States.
     “Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.
     “Hazardous Substances” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, by-products and other hydrocarbons.
     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
     “Initial Closing Date” means the date of the Initial Closing.
     “Intellectual Property Rights” means (i) inventions, whether or not patentable, reduced to practice or made the subject of one or more pending patent applications, (ii) national and multinational statutory invention registrations, patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) registered or applied for in the United States and all other nations throughout the world, all improvements to the inventions disclosed in each such registration, patent or patent application, (iii) trademarks, service marks, trade dress, logos, domain names, trade names and corporate names (whether or not registered) in the United States and all other nations throughout the world, including all variations, derivations, combinations, registrations and applications for registration of the foregoing and all goodwill associated therewith, (iv) copyrights (whether or not registered) and registrations and applications for registration thereof in the United States and all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression, (v) computer software (including source code, object code, firmware, operating systems and specifications), (vi) Trade Secrets and, whether or not confidential, business information (including pricing and cost information, business and marketing plans and customer and supplier lists) and know-how (including manufacturing and production processes and techniques and research and development information), (vii) industrial designs (whether or not registered), (viii) databases and data collections, publicity rights and privacy rights (ix) copies and tangible embodiments of any of the foregoing, in whatever form or medium, (x) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (xi) any other similar intellectual property or proprietary rights, (xii) all rights in all of the foregoing provided by treaties, conventions and common law and (xiii) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement or misappropriation of any of the foregoing.
     “knowledge” of the Company means the knowledge of any of Dominic Silvester, Paul O’Shea, Nicholas Packer or Richard Harris, in each case after reasonable inquiry.
     “knowledge” of any Person (other than the Company) that is not an individual means the knowledge of any of such Person’s officers, in each case after reasonable inquiry.
     “Licensed Intellectual Property Rights” means all Intellectual Property Rights owned by a third party and licensed or sublicensed to either the Company or any Subsidiary or for which the Company or any Subsidiary has obtained a covenant not to be sued.
     “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.
     “Material Adverse Effect” means a material adverse effect on (i) the financial condition, business, assets or results of operations of the Company and its Subsidiaries, taken as a whole, excluding any effect to the extent resulting from (A) changes in the general economic or political conditions, (B) changes (including changes in Applicable Law) or conditions generally affecting the insurance or reinsurance industry and not specifically relating to the Company and its Subsidiaries, (C) acts of war, sabotage or terrorism or natural disasters and (D) the announcement or the pendency of the transactions contemplated by this Agreement; provided that the exclusions set forth in each of the immediately preceding clauses (A), (B) and (C) shall not apply to the extent such matters have a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other similarly situated participants in the insurance or reinsurance industry, or (ii) the Company’s ability to consummate the transactions contemplated by this Agreement; and provided, further, that any change in the market price or trading volume of the Voting Common Shares after the date hereof shall not be deemed, in themselves, to constitute a Material Adverse Effect and shall not be taken into account in determining whether there has been or could be a Material Adverse Effect (it being understood that the facts and circumstances giving rise to any such change in market price or trading volume shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur).

     “1933 Act” means the Securities Act of 1933.
     “1934 Act” means the Securities Exchange Act of 1934.
     “Non-Voting Common Shares Approval” means the affirmative vote of the holders of a majority of the Voting Common Shares present and voting at the Company Shareholders Meeting in favor of each of the amendments to the Company’s bye-laws set forth in Exhibit G hereto.
     “Owned Intellectual Property Rights” means all Intellectual Property Rights owned by either the Company or any Subsidiary.
     “Permitted Liens” means, as to any asset or property: (i) Liens arising by operation for law, including Liens arising under Applicable Laws related to securities or insurance matters; (ii) Liens arising from actions or conduct of Buyer; and (iii) Liens deemed to be created by this Agreement.
     “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.
     “PFIC” means a passive foreign investment company, within the meaning of Section 1297 of the Code.
     “Registration Rights Agreement” means the Registration Rights Agreement in the form of Exhibit F to this Agreement.
     “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
     “SEC” means the Securities and Exchange Commission.
     “Second Closing Date” means the date of the Second Closing.
     “Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.
     “Tax” means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a “Taxing Authority”) responsible for the imposition of any such tax, and (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Initial Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the

Company or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person.
     “Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.
     “Third Closing Date” means the date of the Third Closing.
     “Trade Secrets” means trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person.
     “United States Shareholder” means a “United States shareholder” within the meaning of Section 951 of the Code.
     (b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Affiliated Transaction	3.24
Anti-Money Laundering Laws	3.29
Buyer	Preamble
Change in Control	2.04
Common Shares	Recitals
Company	Preamble
Company Board	5.02
Company Disclosure Documents	3.10
Company Non-Voting Common Shares	3.06
Company Proxy Statement	3.10
Company Securities	3.06
Company SEC Documents	3.08
Company Shareholder Approval	3.02
Company Shareholders Meeting	5.02
Confidential Information	7.06
Damages	9.02
e-mail	11.01
Exercise Notice	7.04
GSCP VI Parallel	7.02
Indemnified Party	9.03
Indemnifying Party	9.03
Initial Closing	2.02
Issuance Notice	7.04
Non-Voting Common Shares	Recitals

Term	Section
Non-Voting Preferred Shares	Recitals
OFAC Sanctions	3.30
Per Share Price	2.01
Pro Rata Share	7.04
Process Agent	11.07
QEF Election	7.07
Regulatory Agreement	3.22
Representatives	7.06
SAP	3.31
Second Closing	2.02
Securities	Recitals
Shareholder Approval Matters	5.02
Statutory Statement	3.31
Subsidiary Securities	3.07
Third Closing	2.02
Third Party Claim	9.03
Voting Agreements	Recitals
Voting Common Shares	Recitals
Warrants	Recitals
Warranty Breach	9.02
     Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that, with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any

Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include all Applicable Law.
ARTICLE 2
Issuance and Sale
     Section 2.01. Issuance and Sale. Upon the terms and subject to the conditions of this Agreement, the Company agrees to issue and sell to Buyer, and Buyer agrees to subscribe from the Company for, (a) the Securities set forth opposite each such Buyer’s name on Exhibit A at the Initial Closing, (b) the Securities set forth opposite each such Buyer’s name on Exhibit B at the Second Closing and (c) the Securities set forth opposite each such Buyer’s name on Exhibit C at the Third Closing. The purchase price per share for each of the Common Shares and the Non-Voting Preferred Shares shall be US$86.00 (the “Per Share Price”). Such purchase price shall be paid by Buyer as provided in Section 2.02. The number of Securities to be issued under this Agreement and the purchase price therefor shall be subject to adjustment as provided in Section 2.03.
     Section 2.02. Closings.
     (a) The closing of the purchase and sale of the Securities set forth on Exhibit A (the “Initial Closing”) shall take place at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than three Business Days, after satisfaction (or waiver) of the conditions set forth in Section 8.01, Section 8.02 and Section 8.03, or at such other time or place as Buyer and the Company may agree. At the Initial Closing:
     (i) Buyer shall deliver to the Company the amount set forth opposite each such Buyer’s name on Exhibit A in immediately available funds by wire transfer to an account of the Company with a bank in New York City designated by the Company, by notice to Buyer, which notice shall be delivered not later than two Business Days prior to the Initial Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of the Company in such amount); and
     (ii) the Company shall deliver to Buyer certificates (or, in the case of the Warrant, execute and deliver the Warrant) for the Securities set forth opposite each such Buyer’s name on Exhibit A.
     (b) Subject to satisfaction or waiver of the conditions set forth in Sections 8.04, 8.05 and 8.06, the closing of the purchase and sale of the Securities set forth on Exhibit B (the “Second Closing”) shall take place at the offices of

Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York at the following time: (x) 365 days after the Initial Closing Date (or, if not a Business Day, on the preceding Business Day); (y) at such earlier date (but no earlier than December 23, 2011) as the Company may designate in a written notice delivered to Buyer at least 45 days before such designated date; or (z) at such other time as Buyer and the Company may agree. At the Second Closing:
     (i) Buyer shall deliver to the Company for each Common Share or Non-Voting Preferred Share to be issued at such closing an amount equal to the Per Share Price in immediately available funds by wire transfer to an account of the Company with a bank in New York City designated by the Company, by notice to Buyer, which notice shall be delivered not later than two Business Days prior to the Second Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of the Company in such amount); and
     (ii) the Company shall deliver to Buyer certificates for the Securities set forth opposite each such Buyer’s name on Exhibit B.
     (c) Subject to satisfaction or waiver of the conditions set forth in Sections 8.07, 8.08 and 8.09, the closing of the purchase and sale of the Securities set forth on Exhibit C (the “Third Closing”) shall take place at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York at the following time: (x) 365 days after the Initial Closing Date (or, if not a Business Day, on the preceding Business Day); (y) at such earlier date (but no earlier than December 23, 2011) as the Company may designate in a written notice delivered to Buyer at least 45 days before such designated date; or (z) at such other time as Buyer and the Company may agree. At the Third Closing:
     (i) Buyer shall deliver to the Company for each Common Share to be issued at such closing an amount equal to the Per Share Price in immediately available funds by wire transfer to an account of the Company with a bank in New York City designated by the Company, by notice to Buyer, which notice shall be delivered not later than two Business Days prior to the Third Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of the Company in such amount); and
     (ii) the Company shall deliver to Buyer certificates for the Securities set forth opposite each such Buyer’s name on Exhibit C.
     Section 2.03. Adjustments. (a) If, between the date hereof and the Third Closing Date, any change in the issued share capital of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares (or any similar change in the share capital of the Company in connection with any merger, reorganization, amalgamation or spin-off), or any stock dividend thereon with a record date during such period, but excluding any change that results from any exercise of options outstanding as of the date hereof to purchase shares of Company Securities granted under the Company’s stock option or compensation plans or arrangements, the number of Securities set forth on Exhibit A (if the First Closing shall not have occurred), Exhibit B (if the Second Closing shall not have occurred) and Exhibit C and the purchase prices therefor shall be appropriately adjusted. Notwithstanding the foregoing, if any of the foregoing events constitutes a Change in Control, then Section 2.04 shall apply.
     (b) Notwithstanding anything to the contrary herein, Buyer shall have the right, at each of the Initial Closing, the Second Closing and the Third Closing, to elect to purchase a lesser number of Voting Common Shares than is set forth on Exhibit A, Exhibit B and Exhibit C, as applicable. If Buyer so elects, the Company agrees to issue and sell, and Buyer agrees to buy, that number of Non-Voting Preferred Shares or Company Non-Voting Common Shares (in such authorized series as Buyer may in its sole discretion elect, provided that Buyer may not elect to receive Non-Voting Preferred Shares if the Non-Voting Common Shares Approval has been obtained) at the applicable closing equal to the number of Voting Common Shares set forth on Exhibit A, Exhibit B or Exhibit C, as applicable, that Buyer elects not to receive in its sole discretion at such closing at the same price per share as otherwise set forth herein.
     Section 2.04. Change in Control before Third Closing. Notwithstanding anything to the contrary herein, if a Change in Control occurs after the Initial Closing and before the earlier of the Third Closing and the termination of this Agreement in accordance with its terms, the Company shall, as a condition to agreeing to any such action, require the acquiring and surviving Person to agree as an integral part of any such transaction in the documentation thereof to grant Buyer the right to elect one of the following:
     (a) if the consideration payable to the shareholders of the Company in such transaction is all cash, to receive at the closing of any such transaction an amount in cash with respect to each Common Share and Non-Voting Preferred Share set forth on Exhibit B (but only if the Second Closing shall not have occurred prior to the consummation of such Change in Control) and Exhibit C (unless, with respect to the Securities set forth on Exhibit C, the Company Shareholders Meeting and any postponement or adjournment thereof shall have occurred and the Company Shareholder Approval shall not have been obtained) that is equal to the excess (if any) of the cash consideration per Common Share payable to the holders of Common Shares in connection with such Change in Control over the price per share of such Common Shares and Non-Voting Preferred Shares as adjusted in accordance with 2.03(a) (if applicable); provided, that if Buyer elects to receive payments pursuant to this clause (a), all obligations of Buyer and the Company with respect to the Second Closing (if it shall not have occurred prior to the consummation of such Change in Control) and the Third

Closing (if it shall not have occurred prior to the consummation of such Change in Control) shall terminate; or
     (b) if the consideration payable to the shareholders of the Company in such transaction is not all cash, to consummate the Second Closing and the Third Closing as promptly as practicable after the receipt of all consents, authorizations or approvals from the Governmental Authorities referred to in Sections 8.04(d) and 8.07(d); provided that Buyer shall exchange each Common Share and Non-Voting Preferred Share received in such Second Closing and Third Closing for the consideration per Common Share paid or payable by the acquiring and surviving Person in connection with such Change in Control.
As used herein, “Change in Control” shall be deemed to occur if (i) there occurs a change in control of the Company of the nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A or Item 5.01 of Form 8-K promulgated under the 1934 Act (or if neither item remains in effect, any regulations issued pursuant to the 1934 Act which serve similar purposes); (ii) any “Person” (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) is or becomes a beneficial owner, directly or indirectly, of Company Securities representing fifty percent (50%) or more of the total voting power of the Company’s then outstanding share capital; (iii) the Company shall have merged into, consolidated with or effected an amalgamation with another company, or merged another company into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving company is represented by shares held by former shareholders of the Company prior to such merger, consolidation or amalgamation; or (iv) the Company shall have sold, transferred or exchanged all, or substantially all, of its assets to another Person.
     Section 2.05. Timing of Second and Third Closing. Assuming satisfaction (or, to the extent permitted under this Agreement, waiver) of all of the conditions set forth in Sections 8.04 through 8.09, the parties agree that the Second Closing and the Third Closing may occur concurrently if the Company so elects.
ARTICLE 3
Representations and Warranties of the Company
     Subject to Section 11.03, except as disclosed in any Company SEC Document filed after December 31, 2010 and before the date of this Agreement or as set forth in the Company Disclosure Schedule, the Company represents and warrants to Buyer, as of the date hereof and (in respect of the Bring-Down Representations only) as of each of the Initial Closing, the Second Closing Date and the Third Closing Date, that:
     Section 3.01. Corporate Existence and Power. The Company is a company duly incorporated, validly existing and in good standing under the laws of Bermuda and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore made available to Buyer true and complete copies of the memorandum of association and bye-laws of the Company as in effect on the date hereof.
     Section 3.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company’s corporate powers and, except for the approval of the Company’s shareholders (if required by Applicable Law), have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the Voting Common Shares present and voting at the Company Shareholders Meeting in favor of the Shareholder Approval Matters is the only vote or action required of the holders of any of the Company’s share capital in order to effect the consummation of the transactions contemplated by this Agreement (such affirmative vote, the “Company Shareholder Approval”). This Agreement constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms (subject, in the case of enforceability, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
     (b) At a meeting duly called and held, the board of directors of the Company (the “Company Board”) has (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company’s shareholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby and (iii) resolved to recommend the approval and adoption of the Shareholder Approval Matters.
     Section 3.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority by the Company or any Subsidiary, other than (i) compliance with any applicable requirements of the HSR Act, (ii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable state or federal securities laws, (iii) the approvals, non-disapprovals, consents or authorizations of, or other actions by, or any filings with or notifications to, any Governmental Authority required by Applicable Law that are listed in Section 3.03 of the Company Disclosure Schedule (iv) any filings with or notifications to any Governmental Authority required by Applicable Law to be filed after completion of the Third Closing and (v) any other actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     Section 3.04. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the memorandum of association or bye-laws of the Company (subject, in the case of the issuance of the Non-Voting Common Shares, to the receipt of the Non-Voting Common Shares Approval), (ii) assuming compliance with the matters referred to in Section 3.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) other than the Company Shareholder Approval and assuming compliance with the matters referred to in Section 3.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     Section 3.05. Securities. The Securities to be issued pursuant to this Agreement have been duly authorized, subject to obtaining the Company Shareholder Approval with respect to any Securities to be issued in the Third Closing, and, when issued and delivered in accordance with the terms hereof, will have been validly issued and will be fully paid and nonassessable and the issuance and/or conversion or exercise thereof is not subject to any preemptive or other similar right.
     Section 3.06. Capitalization. (a) As of the date hereof, the authorized share capital of the Company consists of (i) 100,000,000 Voting Common Shares, (ii) 6,000,000 non-voting common shares, par value US$1.00 per share, of the Company (the “Company Non-Voting Common Shares”) and (iii) 50,000,000 preference shares, par value US$1.00 per share. As of April 20, 2011, there were outstanding (i) 12,983,532 Voting Common Shares, (ii) 2,972,892 Company Non-Voting Common Shares (all of which are owned by a wholly owned Subsidiary), (iii) zero preference shares and (iv) stock options to purchase an aggregate of 102,978 Common Shares (of which options to purchase an aggregate of 102,978 Common Shares were exercisable). All outstanding shares of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. Section 3.06 of the Company Disclosure Schedule sets forth the number of fully diluted shares of the Company as of April 20, 2011, and the calculation thereof.

     (b) As of the date hereof, there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth in this Section 3.06 and for changes since April 20, 2011 resulting from the exercise of stock options outstanding on such date, as of the date hereof, there are no issued, reserved for issuance or outstanding (i) shares of or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligations of the Company to issue, any shares of or other voting securities or ownership interests in or any securities convertible into or exchangeable for shares of or other voting securities or ownership interests in the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). As of the date hereof, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Other than the Voting Agreements, neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any Company Securities.
     Section 3.07. Subsidiaries. (a) Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All material Subsidiaries of the Company as of December 31, 2010 and their respective jurisdictions of organization are identified in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010.
     (b) All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), except for Permitted Liens. As of the date hereof, there are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of or other voting securities of, or ownership interests in, any Subsidiary, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary (the items in clauses (i) through (iii) being referred to collectively as the “Subsidiary Securities”). As of the date hereof, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Subsidiary Securities. Except for the capital stock or other voting securities of, or ownership interests in, its Subsidiaries and securities held for investment which do not exceed 5% of the outstanding securities of any Person, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.
     Section 3.08. SEC Filings and the Sarbanes-Oxley Act. (a) The Company has filed with or furnished to the SEC, and made available to Buyer, all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by the Company since January 1, 2010 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).
     (b) As of its filing date (and as of the date of any amendment), each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1934 Act or 1933 Act, as applicable.
     (c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
     (d) Since January 1, 2010, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ Stock Exchange.
     (e) The Company has not been a party to any securitization transactions or other off-balance sheet arrangements (as defined in Item 303 of Regulation S-K of the SEC) that existed or were effected by the Company or its Subsidiaries between January 1, 2010 and the date hereof.
     (f) Between January 1, 2010 and the date hereof, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor is there any proposed transaction as of the date of this Agreement, or series of similar transactions, agreements, arrangements or understandings to which the Company or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the 1933 Act.
     Section 3.09. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents have been prepared in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) and fairly present in all material respects in conformity with GAAP the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).
     Section 3.10. Disclosure Documents. (a) Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated to the Company’s shareholders in connection with the transactions contemplated by this Agreement (the “Company Disclosure Documents”), including the proxy or information statement of the Company (the “Company Proxy Statement”), if any, to be filed with the SEC in connection with the transactions contemplated by this Agreement, and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the 1934 Act.
     (b) (i) The Company Proxy Statement, as supplemented or amended, if applicable, at the time such Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company and at the time such shareholders vote on adoption of the transactions contemplated by this Agreement, and (ii) any Company Disclosure Document (other than the Company Proxy Statement), at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     Section 3.11. Absence of Certain Changes. (a) Since the Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     (b) From the Balance Sheet Date until the date hereof, there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Initial Closing Date without Buyer’s consent, would constitute a breach of Section 5.01.
     Section 3.12. No Undisclosed Material Liabilities. To the knowledge of the Company, there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities or obligations that would not be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with GAAP (for reasons other than the contingent nature thereof or the difficulty of determining the amount thereof), (ii) liabilities or obligations disclosed and provided for in the Balance Sheet or in the notes thereto; (iii) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the Balance Sheet Date; and (iv) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     Section 3.13. Compliance with Laws and Court Orders. The Company and each of its Subsidiaries is, and since January 1, 2009 has been, in compliance with, and to the knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any Applicable Law, except for failures to comply or violations that have not had and would not reasonably be expected to result in a material liability or material equitable or injunctive relief or otherwise be material, whether individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against the Company or any of its Subsidiaries that has had or would reasonably be expected to result in a material liability or material equitable or injunctive relief or otherwise be material, whether individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole or that in any manner seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.
     Section 3.14. Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries or any Person for whom the Company or any of its Subsidiaries may be liable or any of their respective properties before (or, in the case of threatened actions, suits, investigations or proceedings, that would be before) or by any Governmental Authority or arbitrator, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that in any manner seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

     Section 3.15. Properties. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries have good title to, or valid leasehold interests in, all property and assets reflected on the Balance Sheet or acquired after the Balance Sheet Date, except as have been disposed of since the Balance Sheet Date in the ordinary course of business consistent with past practice.
     Section 3.16. Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
     (i) the Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property Rights used in or necessary for the conduct of its business as currently conducted;
     (ii) neither the Company nor any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property Rights of any Person; and
     (iii) to the knowledge of the Company, no Person has challenged, infringed, misappropriated or otherwise violated any Owned Intellectual Property Right or Licensed Intellectual Property Right.
     Section 3.17. Taxes. (a) All material Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all Applicable Law, and all such material Tax Returns are, or shall be at the time of filing, true and complete in all material respects.
     (b) The Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all material Taxes due and payable, except those Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.
     (c) There is no claim, audit, action, suit, proceeding or investigation now pending or, to the Company’s knowledge, threatened against or with respect to the Company or its Subsidiaries in respect of any material Tax or Tax asset.
     (d) No jurisdiction in which none of the Company or any of its Subsidiaries files Tax Returns has asserted that the Company or any of its Subsidiaries is or may be liable for material Tax in that jurisdiction.
     (e) Neither the Company nor any of its Subsidiaries has received any notice or inquiry from any Taxing Authority outside of Bermuda to the effect that any of the Company or any of its subsidiaries that are domiciled or formed in Bermuda are subject to any material Tax other than excise taxes or any Tax assessed by Bermuda.

     (f) To the Company’s knowledge, neither the Company nor any of its Subsidiaries organized outside the United States has ever been engaged in a trade or business in the United States within the meaning of Section 864(b) of the Code or has ever had a permanent establishment in the United States within the meaning of the tax treaty between the United States and Bermuda.
     (g) Neither the Company nor any of its non-U.S. Subsidiaries is treated as a “passive foreign investment company” as defined in Section 1297 of the Code for its most recently ended taxable year. To the Company’s knowledge, the Company and each of its non-U.S. Subsidiaries currently satisfies (assuming the relevant taxable year ended on the date this representation is being given), and expects to satisfy with respect to the taxable year or years in which each of the Initial Closing, the Second Closing and the Third Closing falls, either or both of the exceptions described in Section 953(c)(3)(A) and (B) of the Code so that none of its “United States shareholders” (within the meaning of Section 953(c) of the Code) will be required to include in income any of the Company’s or its Subsidiaries’ “related person insurance income” (within the meaning of Section 953(c)(2) of the Code) by operation of Sections 951(a) and 953(c)(5) of the Code.
     (h) To the Company’s knowledge, the Company is not, and the purchase of Securities hereunder will not cause the Company to be, a CFC.
     Section 3.18. Employee Benefit Plans. (a) The consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any employee or independent contractor of the Company or any of its Subsidiaries to severance pay or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any employee benefit plan, agreement or arrangement. There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.
     (b) Neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other contract or understanding with a labor union or organization.
     Section 3.19. Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries are and have been in compliance with all Environmental Laws.
     Section 3.20. Material Contracts. (a) Neither the Company nor any Subsidiary is a party to or bound by any of the following as of the date hereof:

     (i) any material partnership, joint venture or other similar agreement or arrangement;
     (ii) any material agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) within the past three years in respect of which any material rights or obligation remain unperformed or unsatisfied;
     (iii) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $5,000,000 and which may be prepaid on not more than 30 days’ notice without the payment of any penalty, other than any such agreement entered into in the ordinary course of business consistent with past practice;
     (iv) any agreement that materially limits the freedom of the Company or any Subsidiary (or purports to limit in any respect the ability of Buyer or any of its Affiliates) to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company or any Subsidiary (or which would purport to limit in any respect Buyer or any of its Affiliates) after the Initial Closing Date;
     (v) any agreement with (A) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of the Company or any of its Affiliates, (B) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the Company or any of its Affiliates or (C) any director or officer of the Company or any of its Affiliates or any “associates” or members of the “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the 1934 Act) of any such director or officer; or
     (vi) any material capital maintenance agreements pursuant to which the Company or its Subsidiaries has agreed to contribute capital to a third party (other than its Subsidiaries) under specified circumstances and/or maintain such third party’s (other than its Subsidiaries) capital at specified levels.
     (b) Each agreement, contract, plan, lease, arrangement or commitment required to be disclosed pursuant to this Section is a valid and binding agreement of the Company or a Subsidiary, as the case may be, and is in full force and effect, and none of the Company, any Subsidiary or, to the knowledge of the Company, any other party thereto is in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment, and, to the knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a material event of default thereunder.
     Section 3.21. Offering of Securities. Neither the Company nor any Person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement under the 1933 Act) which might subject the offering, issuance or sale of any of the Securities to Buyer pursuant to this Agreement to the registration requirements of the 1933 Act.
     Section 3.22. Agreements with Governmental Authorities. (a) Neither the Company nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any capital directive by, or since December 31, 2009, has adopted any board resolutions at the request of, any Governmental Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised since December 31, 2009 by any Governmental Authority that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. The Company and each Subsidiary are in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Company nor any Subsidiary has received any notice from any Governmental Authority indicating that either the Company or any Subsidiary is not in compliance in all material respects with any such Regulatory Agreement.
     (b) Since December 31, 2009, the Company and its Subsidiaries have filed all reports, statements, documents, registrations, filings and submissions required to be filed with any Governmental Authority except to the extent that the failure to file would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect.
     Section 3.23. Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.
     Section 3.24. Transactions With Affiliates. Other than ordinary course compensation (or ordinary course reimbursement of expenses) provided by the Company or one of its Subsidiaries to individuals solely in his or her capacity as a director or officer of the Company or one of its Subsidiaries, there has been no material payment, transaction, arrangement or other understanding made or entered into since January 1, 2010 between or among the Company or any of its Subsidiaries, on the one hand, and any past or present director, officer, greater than 5% shareholder of the Company or any Affiliate or relative of the foregoing, on the other, including, for the sake of clarity, any fund, trust or other Person in which any of the foregoing serves as the general partner, manager or control person or in which any such Person has a substantial financial interest (each, an “Affiliated Transaction”), including the impact of any such payment, transaction, arrangement or other understanding on the Company.
     Section 3.25. Regulated Businesses. Neither the Company nor any of its Subsidiaries is engaged in banking, investment management, telecommunications, public utility businesses or any other regulated business (other than the insurance and reinsurance businesses).
     Section 3.26. Antitakeover Statutes. The Company has taken all action necessary to exempt this Agreement and the transactions contemplated hereby from any applicable antitakeover or similar statute or regulation, and, accordingly, no such statute or regulation applies or purports to apply to this Agreement or the transactions contemplated hereby. No other “control share acquisition,” “fair price,” “moratorium” or other antitakeover laws enacted under Applicable Law, apply to this Agreement or any of the transactions contemplated hereby.
     Section 3.27. Insurance Licenses. All material licenses required for the Company and its Subsidiaries to conduct their current respective insurance and/or reinsurance operations and activities are valid and in full force and effect, and neither the Company nor any Subsidiary is the subject of any pending, or to the knowledge of the Company, threatened action, suit or proceeding seeking the revocation, suspension, or termination of any such license, except in each case as would not adversely affect the ability of Buyer to obtain any regulatory approval required for it to consummate any of the transactions contemplated hereby
     Section 3.28. Foreign Corrupt Practices Act. Since January 1, 2009, neither the Company nor any Subsidiary has violated or committed any act or made any payment in violation of, or that requires disclosure under, the Foreign Corrupt Practices Act (15 U.S.C. §§ 78m(b), 78dd-1, 78dd-2, 78ff) or any other similar Applicable Law of any foreign, federal or U.S. state jurisdiction.
     Section 3.29. Anti-Money Laundering Laws. The operations of the Company and each Subsidiary are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or any Subsidiary with respect to the Anti-Money Laundering Laws is pending or threatened, except to the extent that any failure to be in compliance with the Anti-Money Laundering Laws or any such action, suit or proceeding with respect to the Anti-Money Laundering Laws would not have a Material Adverse Effect.
     Section 3.30. Prohibited Transactions with Foreign Countries or Companies. Neither the Company nor any Subsidiary, nor any director, officer, or, to the knowledge of the Company, any employee, agent, Affiliate or representative of the Company, is an individual or entity, or is owned or controlled by an individual or entity, that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (collectively, “OFAC Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of OFAC Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
     Section 3.31. Statutory Statements. The statutory statements or returns, as applicable, of each Insurance Subsidiary as of and for the annual periods ended December 31, 2010 and 2009 (or if the 2010 statement or return is not yet due, for the annual periods ended December 31, 2009 and 2008), together with all exhibits, schedules and notes thereto (each, a “Statutory Statement”), in each case as filed with applicable Governmental Authorities, have been prepared in all material respects with statutory accounting practices prescribed or permitted by the insurance regulatory authorities of the jurisdiction in which such Insurance Subsidiary is domiciled (“SAP”) consistently applied throughout the periods involved and fairly present, in all material respects, in accordance with SAP the statutory financial position, results of operation and cash flows of such Insurance Subsidiary at the respective dates of, and for the periods referred to in, the Statutory Statements.
     Section 3.32. Company Shareholder Meeting. At the Company Shareholder Meeting, after giving effect to any voting power adjustments contemplated by the Company’s bye-laws, the Voting Common Shares that are subject to the Voting Agreements represent 34.35% of the outstanding voting power of the Company’s share capital as of the date hereof.
     Section 3.33. Financial Assistance. On the date hereof and upon the issuance of each of the Securities hereunder, the Company is and will be in compliance with Section 39 and/or entitled to one or more of the exclusions therefrom set forth in Section 39A of the Companies Act 1981 of Bermuda.

ARTICLE 4
Representations and Warranties of Buyer
     Except as set forth in the Buyer Disclosure Schedule, Buyer represents and warrants to the Company, as of the date hereof and as of each of the Initial Closing Date, the Second Closing Date and the Third Closing Date, as applicable, that:
     Section 4.01. Corporate Existence and Power. Each Buyer is an entity duly formed, validly existing and in good standing under the laws of the Cayman Islands and has all powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each Buyer entity is within a separate acquiring “person,” as such term is defined in 16 CFR 801.1, and no Buyer entity shall acquire voting securities of the Company having an aggregate value equal to or greater than US$66.0 million in the transactions contemplated hereunder.
     Section 4.02. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby are within the organizational powers of Buyer and have been duly authorized by all necessary action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer enforceable against it in accordance with its terms (subject, in the case of enforceability, to applicable, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
     Section 4.03. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act, (ii) compliance with any applicable requirements of the 1934 Act, (iii) the approvals, non-disapprovals, consents or authorizations of, or other actions by, or any filings with or notifications to, any Governmental Authority required by Applicable Law that are set forth in Section 4.03 of the Buyer Disclosure Schedule and (iv) any filings with or notifications to any Governmental Authority required by Applicable Law to be filed after completion of the Third Closing.
     Section 4.04. Noncontravention. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the organizational documents of Buyer or (ii) assuming compliance with the matters referred to in Section 4.03, violate any material Applicable Law.
     Section 4.05. Financing. Buyer has, or will have prior to the Initial Closing, the Second Closing and the Third Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the applicable purchase price and any other amounts to be paid by it hereunder.
     Section 4.06. Purchase for Investment. Buyer is purchasing the Securities for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment.
     Section 4.07. Accredited Investor Status. Buyer is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D, promulgated under the 1933 Act.
     Section 4.08. Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to Buyer in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.
     Section 4.09. Information. Buyer acknowledges that (i) Buyer has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Securities and Buyer is able financially to bear the risks thereof; (ii) Buyer and its directors, officers, employees, attorneys, accountants and advisors have been given the opportunity to examine to the full extent currently deemed necessary and desirable by Buyer all books, records and other information with respect to the Company and its Subsidiaries; (iii) the Company has made available to Buyer and its representatives and agents to the full extent currently deemed necessary and desirable by Buyer through the date hereof the opportunity to ask questions of the officers and management employees of the Company concerning the terms and conditions of this Agreement and the transactions contemplated herein, the purchase of the Securities, the business, the operations, market potential, capitalization, financial condition, assets, properties and prospects of the Company, and all other matters deemed relevant by Buyer; and (iv) Buyer has taken full responsibility for determining the scope of its investigations of the Company and for the manner in which such investigations have been conducted, and has, as of the date hereof, examined the Company to Buyer’s full satisfaction.
     Section 4.10. Forecasts and Projections. Buyer acknowledges that the Company does not make any representation as to any financial projections or forecasts furnished to it by the Company or its Affiliates or any of their representatives.

     Section 4.11. Governmental Review. Buyer understands that no United States federal or state agency or any Bermuda or other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.
     Section 4.12. Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.
     Section 4.13. Certain Ownership Matters. To the knowledge of each Buyer, the purchase of Securities hereunder will not cause such Buyer or any of its Affiliates to be treated as a United States Shareholder of the Company.
     Section 4.14. Short Sales. Other than the transaction contemplated hereunder, Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Buyer, executed any “short sales” (as such term is defined in Rule 200 of Regulation SHO under the 1934 Act), in the securities of the Company during the period commencing from the time that Buyer was first contacted by the Company or any other Person disclosing the material terms of the transactions contemplated hereunder until the date hereof.
     Section 4.15. Investment Period. Buyer is a long-term investor who generally holds its investments for a meaningful investment period. Accordingly, as of the date of this Agreement, Buyer does not intend to sell any Securities acquired hereunder prior to the date that is 180 days after the Initial Closing Date.
ARTICLE 5
Covenants of The Company
     Section 5.01. Conduct of the Company. Except as expressly contemplated by this Agreement, as required by Applicable Law, or to the extent Buyer shall otherwise consent in writing, the Company shall not, and shall not permit any Subsidiary to, from the date hereof until the Third Closing Date:
     (a) except as described in Section 5.02(a)(ii) and amendments to the Company’s bye-laws to address Internet availability of proxy materials, amend its articles of incorporation, memorandum of association, bye-laws or other similar organizational documents (whether by merger, amalgamation, consolidation or otherwise);
     (b) (i) split, combine or reclassify any shares, or propose to split, combine or reclassify any of its share capital, or issue or authorize or propose the issuance or authorization of any other securities in respect of, or in lieu of or in substitution for, shares of its share capital, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or share capital, except for dividends by any Subsidiary on a pro rata basis to the equity owners thereof or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Subsidiary Securities, except in connection with the exercise of any outstanding options or the vesting of any outstanding restricted shares; or
     (c) agree, resolve or commit to do any of the foregoing.
     Section 5.02. Company Shareholder Approvals; Company Shareholders Meeting. (a) As soon as practicable after the date hereof, the Board of Directors of the Company (the “Company Board”) and the Company shall take all actions reasonably necessary for:
     (i) the approval and adoption by the Company’s shareholders of the transactions contemplated by this Agreement, including for purposes of NASDAQ Rule 5635; and
     (ii) the amendment to the Company’s bye-laws in the form set forth in Exhibit G to become effective upon such approval (the actions described in clauses (i) and (ii) collectively, the “Shareholder Approval Matters”), including convening a meeting of the Company’s shareholders (the “Company Shareholders Meeting”) as soon as reasonably practicable for the purpose of obtaining the Company Shareholder Approval. The Company, acting through the Company Board, (A) shall recommend to the Company’s shareholders their approval of the Shareholder Approval Matters, and shall include in the Company Disclosure Documents such recommendation, (B) shall use its reasonable best efforts to obtain such approvals, including soliciting the votes of the Company’s shareholders in favor of the Shareholder Approval Matters, (C) shall otherwise comply with all legal requirements applicable to the Company Shareholders Meeting and (D) shall take all actions reasonably necessary (x) prior to the Company Shareholders Meeting in order to be able to obtain the Company Shareholder Approval (including calling and holding the Company Shareholders Meeting and soliciting votes of the Company’s shareholders as promptly as reasonably practicable after the date hereof) and (y), upon the receipt of the Company Shareholder Approval, to give effect to such matters.
     (b) In connection with the Company Shareholders Meeting, the Company shall, to the extent required by Applicable Law, promptly prepare (and, in any event, file with the SEC within 30 days following the date of this Agreement) and shall thereafter mail to its shareholders any and all Company Disclosure Documents and all other materials for such meeting. Buyer and its counsel shall be given a reasonable opportunity to review and comment on all such Company Disclosure Documents and any amendments thereto each time before any such document is mailed to the Company’s shareholders, and the Company shall give reasonable and good faith consideration to any comments made by Buyer and its counsel. Each of the Company and Buyer agrees promptly to correct any information provided by it in writing specifically for use in such Company Disclosure Documents prepared in connection with each Company Shareholders Meeting if and to the extent that such information shall have become (or shall have become known to be) false or misleading in any material respect. The Company shall use its reasonable best efforts to cause such Company Disclosure Documents prepared in connection with each Company Shareholders Meeting as so corrected to be mailed to the Company’s shareholders, in each case to the extent required by Applicable Law.
ARTICLE 6
Covenants of the Company and Buyer
     The Company and Buyer agree that:
     Section 6.01. Commercially Reasonable Efforts; Further Assurances. (a) Subject to the terms and conditions of this Agreement, the Company and Buyer will use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Laws to consummate the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided that the parties hereto understand and agree that the commercially reasonable efforts of any party hereto shall not be deemed to include (i) entering into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated hereby or (ii) divesting or otherwise holding separate (including by establishing a trust or otherwise), or taking any other action (or otherwise agreeing to do any of the foregoing) with respect to any of its or its Subsidiaries or any of their respective Affiliates’ businesses, assets or properties. The Company and Buyer agree, and the Company agrees to cause each Subsidiary, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.
     (b) In furtherance and not in limitation of the foregoing, to the extent required by the HSR Act or other Applicable Law, each of the Company and Buyer shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act or other applicable filing with respect to the transactions contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or other Applicable Law and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other Applicable Law as soon as practicable.
     Section 6.02. Certain Filings. The Company and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.
     Section 6.03. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public statements the making of which may be required by Applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.
     Section 6.04. Legend. (a) Buyer agrees that all certificates or other instruments, if any, representing the Securities subject to this Agreement will bear a legend and with respect to Securities held in book-entry form, the applicable transfer agent will record a legend on the share register substantially to the following effect:
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
     (b) Upon request of Buyer, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the 1933 Act and applicable state laws, the Company shall promptly cause such legend to be removed from any certificate for any Securities to be transferred in accordance with the terms of this Agreement, including by providing any opinion of counsel to the Company that may be required by the transfer agent to effect such removal.

     Section 6.05. Exchange Listing. The Company shall promptly use its reasonable best efforts to cause the Voting Common Shares reserved for issuance upon transfer of any Securities to be issued pursuant to this Agreement to be approved for listing on the NASDAQ Global Select Market, including by submitting supplemental listing materials with the NASDAQ Global Select Market with respect to the Voting Common Shares into which such Securities may be converted, subject to official notice of issuance.
     Section 6.06. Purchase Price Allocation. For all income Tax purposes, except to the extent otherwise required by a final determination by a Governmental Authority to the contrary, Buyer and the Company agree to treat, and to cause their respective Affiliates to treat, the amounts paid by Buyer pursuant to Section 2.02 as allocated among the Securities as set forth as set forth on a schedule titled “Purchase Price Allocation” to be delivered by Buyer to the Company no later than 20 days following the Initial Closing Date.
     Section 6.07. Notices of Certain Events. Prior to the Third Closing Date, each party shall promptly notify the other of:
     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement;
     (b) any notice or other communication from any Governmental Authority in connection with any of the transactions contemplated by this Agreement;
     (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary that relate to the consummation of the transactions contemplated by this Agreement;
     (d) any inaccuracy of any representation or warranty contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in Article 8 not to be satisfied; and
     (e) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;
provided, however, that the delivery of any notice pursuant to this Section 6.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving that notice.

ARTICLE 7
Certain Post-Closing Covenants
     Section 7.01. Reservation for Issuance. The Company will reserve that number of (a) Non-Voting Preferred Shares (or, after Non-Voting Common Shares Approval is obtained, Non-Voting Common Shares) sufficient for issuance upon exercise or conversion of the Warrants owned at any time by Buyer or its Affiliates and (b) Voting Common Shares sufficient for issuance upon the transfer of all or any portion of the Securities subject to conversion owned at any time by Buyer or its Affiliates, in each case without regard to any limitation on such conversion, exercise or transfer.
     Section 7.02. Board of Directors and Certain VCOC Rights. (a) Effective as of the Initial Closing, the Company Board shall adopt a resolution to appoint to the Company Board, effective May 16, 2011, one nominee of GSCP VI Parallel, L.P. (“GSCP VI Parallel”) to serve as a Class I director on the Company Board until the Company’s 2013 annual meeting. Beginning with such annual meeting of the Company’s shareholders or at any meeting of the shareholders of the Company at which the Class I directors of the Company Board are to be elected, or whenever such members of the Company Board are to be elected by written consent, the Company will include in the slate of directors recommended for election to Class I by the Company Board to the shareholders of the Company one member of the Company Board designated by GSCP VI Parallel, and will use its reasonable best efforts to take all action necessary (including the solicitation of proxies on such person’s behalf) to ensure such person is elected by the shareholders of the Company as a Class I director of the Company Board.
     (b) In the event of resignation, death, removal or disqualification of a director nominated by GSCP VI Parallel in accordance with this Section 7.02 and subsequently elected to the Company Board, GSCP VI Parallel shall promptly designate a replacement director, and the Company will take all action necessary to ensure that such person is elected to the Company Board as a Class I director. Any director nominated by GSCP VI Parallel in accordance with this Section 7.02 may be removed and replaced at any time and from time to time, with or without cause (subject to the bye-laws of the Company as in effect from time to time and any requirements of Applicable Law), in GSCP VI Parallel’s sole discretion.
     (c) At the Initial Closing, the Company and GSCP VI Parallel will enter into the VCOC rights letter in the form attached hereto as Exhibit H.
     (d) At such time as Buyer (together with its Affiliates) shall no longer beneficially own at least 5% of the Company’s share capital then outstanding, or if either the Second Closing or the Third Closing does not occur by virtue of Buyer’s breach of its obligations under this Agreement, clauses (a) and (b) of this Section 7.02 shall terminate and be of no further force or effect.

     Section 7.03. Use of Proceeds. The Company will use the proceeds of the investment by Buyer in the Securities for future acquisitions of insurance companies, reinsurance companies and/or portfolios of insurance liabilities and/or for general corporate purposes.
     Section 7.04. Preemptive Rights. (a) The Company shall give Buyer notice (an “Issuance Notice”) of any proposed issuance by the Company of any Company Securities at least 20 days prior to the proposed issuance date. The Issuance Notice shall specify the price at which such Company Securities are to be issued and the other material terms of the issuance, such terms to include, in any case, the right of Buyer (i) to elect that all or any portion of the Company Securities that it purchases be, if prior to the Non-Voting Common Shares Approval, Non-Voting Preferred Shares or, if after the receipt of the Non-Voting Common Shares Approval, Non-Voting Common Shares, (ii) to extend the closing of such purchase (solely with respect to the securities to be purchased by Buyer) for any period necessary to obtain any required consents or approvals from any Governmental Authority and (iii) to terminate its obligations to purchase all or a portion of its Pro Rata Share of such Company Securities pursuant to this Section 7.04 without penalty if any such consent or approval is not promptly obtained. Subject to Section 7.04(e) below, Buyer shall be entitled to purchase up to Buyer’s Pro Rata Share of the Company Securities proposed to be issued, at the price and on the terms specified in the Issuance Notice. “Pro Rata Share” means, with respect to Buyer, the percentage of the Company’s share capital owned by Buyer on a Fully Diluted Basis.
     (b) If Buyer desires to purchase any or all of its Pro Rata Share of the Company Securities specified in the Issuance Notice, Buyer shall deliver notice to the Company (each, an “Exercise Notice”) of its election to purchase such Company Securities within 10 Business Days of receipt of the Issuance Notice. The Exercise Notice shall specify the number (or amount) of Company Securities to be purchased by Buyer and shall constitute exercise by Buyer of its rights under this Section 7.04 and a binding agreement of Buyer to purchase, at the price and on the terms specified in the Issuance Notice, the number (or amount) of Company Securities specified in the Exercise Notice. If, at the termination of such 10-Business-Day period, Buyer shall not have delivered an Exercise Notice to the Company, Buyer shall be deemed to have waived all of its rights under this Section 7.04 with respect to the purchase of such Company Securities.
     (c) The Company shall have 30 days from the date of the expiration of the exercise period provided for in Section 7.04(b) to consummate the proposed issuance of any or all of such Company Securities that Buyer has not elected to purchase at the price and upon terms that are not materially less favorable to the Company than those specified in the Issuance Notice; provided that, if such issuance is subject to regulatory approval, such 30-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 120 days from the date of the expiration of the exercise period provided for in Section 7.04(b). If the Company proposes to issue any such Company Securities after such 30-day (or 120-day) period, it shall again comply with the procedures set forth in this Section 7.04.
     (d) At the consummation of the issuance of such Company Securities, the Company shall issue certificates representing the Company Securities to be purchased by Buyer pursuant to this Section 7.04, registered in Buyer’s name, against payment by Buyer of the purchase price for such Company Securities in accordance with the terms and conditions as specified in the Issuance Notice.
     (e) Notwithstanding the foregoing, Buyer shall not be entitled to purchase Company Securities as contemplated by this Section 7.04 in connection with issuances of Company Securities (i) pursuant to employee benefit plans or compensation plans or similar arrangements approved by the Company Board (including upon the exercise or conversion of employee stock options or other convertible securities granted pursuant to any such plans or arrangements), (ii) in connection with any bona fide, arm’s-length restructuring of outstanding debt of the Company or any Subsidiary, (iii) in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction or (iv) in connection with strategic business partnerships or joint ventures, the primary purpose of which, in the judgment of the Company Board, is not to raise additional capital. Notwithstanding anything contained in this Section 7.04 to the contrary, the Company shall not be obligated to consummate any proposed issuance of Company Securities, nor be liable to Buyer if the Company has not consummated any proposed issuance of Company Securities pursuant to this Section 7.04 for whatever reason, regardless of whether it shall have delivered an Issuance Notice or received any Exercise Notice in respect of such proposed issuance.
     (f) Notwithstanding anything contained in this Section 7.04, the closing date of any proposed issuance of Company Securities to which this Section 7.04 applies may, at the Company’s discretion, occur prior to the expiration of the 20-day period contemplated by Section 7.04(a); provided that in such case Buyer shall continue to have the right to exercise its rights under this Section 7.04 by delivering an Exercise Notice within 20 days of the receipt of the Issuance Notice to acquire from the Company (or, as determined by the Company, from the purchasers of the Company Securities on such closing date) the number of Company Securities determined in accordance with Section 7.04(a) at the price and on the terms specified in the Exercise Notice.
     (g) This Section 7.04 shall terminate and be of no further force or effect on and after the earlier of (i) the Third Closing (or, if the Company Shareholder Approval is not obtained at the Company Shareholders Meeting or any postponement or adjournment thereof, the Second Closing) and (ii) the termination of this Agreement in accordance with its terms.
     Section 7.05. Existing Registration Rights. The Company represents and warrants to Buyer that, other than the Registration Rights Agreement dated as of

January 31, 2007 among Castlewood Holdings Limited, Trident II, L.P., J. Christopher Flowers and the other parties named therein, it is not currently a party to any agreement with respect to any of its securities granting any registration rights to any Person.
     Section 7.06. Confidentiality. (a) Effective as of the date hereof, each of Buyer and the Company agrees that it shall not disclose any Confidential Information of the other party that it has received in connection with the transactions contemplated hereby, except that Confidential Information may be disclosed:
     (i) to such party’s Representatives in the normal course of the performance of their duties and, in the case of Buyer, to its affiliated investment funds and advisors thereof and their respective Representatives; provided that such affiliated funds, advisors and Representatives shall be advised of the confidential nature of such and the disclosing party shall be liable for any unauthorized disclosure of Confidential Information by such Persons;
     (ii) to the extent requested or required by a subpoena, civil investigative demand (or similar process), order, statute, rule or other legal or similar requirement promulgated or imposed by a court or by a judicial, regulatory or legislative body, organization (including stock exchange), agency, commission or committee or otherwise in connection with any judicial, administrative or similar proceeding (including in response to oral questions, interrogatories or other requests for information or documents) or if determined by counsel to be advisable in light of ongoing review or oversight by a regulatory authority with jurisdiction over Buyer or any of its Affiliates; provided that such party give the other party prompt notice of any such request, to the extent practicable and legally permissible, so that the other party may seek an appropriate protective order or similar relief; or
     (iii) if the prior written consent of the non-disclosing party shall have been obtained.
Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or Buyer.
     (b) “Confidential Information” means any information concerning the Company or any Subsidiary or Buyer or any of its Affiliates or the financial condition, business, operations or prospects of any of the foregoing in the possession of or furnished to any party hereto (including by virtue of any present or former right to designate a director of the Company); provided that “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a party or its partners, directors, officers, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement, (ii) is or was available to such party on a non-confidential basis prior to its disclosure to such party or its Representatives by the disclosing party, (iii) was or becomes available to such party on a non-confidential basis from a source other than the disclosing party, which source is or was (at the time of receipt of the relevant information) not, to the best of such party’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the disclosing party or (iv) is independently developed by such party without violating any confidentiality agreement with, or other obligation of secrecy to, the disclosing party.
     Section 7.07. Certain Tax Matters.
     (a) Tax Return Information. The Company shall provide, from time to time, such additional information regarding the Company or any of its Subsidiaries as any Buyer may reasonably request, including any information or reports (i) required by reason of reporting or regulatory requirements to which any Buyer (or any direct or indirect investor therein) is subject, or (ii) that it is obligated to have available regarding taxation matters. The Company shall promptly furnish to any Buyer information reasonably requested to enable such Buyer or its investors to comply with any applicable tax reporting requirements with respect to the acquisition, ownership, or disposition of, and income attributable to, any Securities held by such Buyer, including, without limitation, such information as may be reasonably requested by such Buyer to complete U.S. federal, state or local or non-U.S. income tax returns or to provide such information to its investors.
     (b) PFIC and CFC Information.
     (i) The Company shall, upon reasonable request by any Buyer, timely make available to such Buyer such information as will reasonably permit such Buyer to determine whether the Company or any of its Subsidiaries is expected to be, or was, a PFIC or a CFC for any taxable year.
     (ii) If the Company determines that it is or any of its Subsidiaries is a CFC for any taxable year and that any Buyer or Affiliate of Buyer is a United States Shareholder of such CFC, the Company shall prepare an annual statement that sets forth the amount that such United States Shareholder is required to include in taxable income on its U.S. tax returns by reason of the Company or such Subsidiary constituting a CFC for such taxable year, as well as any other information required to comply with applicable CFC reporting requirements. If the Company determines that it or any of its Subsidiaries has become a CFC or ceased to be a CFC, the Company will provide prompt written notice to the Buyers.

     (iii) If any Buyer reasonably determines that the Company or any of its Subsidiaries is, more likely than not, a CFC and that such Buyer is a United States Shareholder of such CFC, notwithstanding any determination by the Company to the contrary, the Company shall provide, and shall cause each Subsidiary to provide such Buyer, its tax advisors and its other authorized representatives such information (or, in lieu of such information, reasonable access to the offices, properties, employees, books and records of the Company and the Subsidiaries) as is necessary to enable such Buyer to comply with the reporting requirements applicable to a United States Shareholder of a CFC.
     (iv) If the Company determines that it is, or is likely to become, a PFIC, or if Buyer determines that there is a reasonable likelihood that the Company constitutes a PFIC for any taxable year, the Company shall provide Buyer with the information necessary in order for Buyer or any direct or indirect investor therein, as the case may be, to conclude that the Company is not a PFIC, or (A) upon the request of Buyer, permit Buyer to determine whether any Subsidiary is also a PFIC, (B) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination, and (C) timely and properly make an election under section 1295 of the Code to treat the Company (and any Subsidiary that the Company or Buyer determines is likely to be a PFIC) as a “qualified electing fund” (a “QEF Election”) and comply with the reporting requirements applicable to such a QEF Election. If the Company determines that it has become a PFIC or ceased to be a PFIC, the Company will provide prompt written notice to the Buyers.
     (v) At the request of any Buyer, the Company will obtain professional assistance experienced in matters relating to the relevant aspects of the Code to the extent necessary to make the determinations and, if required, to provide the information and statements described in this Section 7.07(b).
     (c) Retention of Tax Information. The Company hereby undertakes to keep, for so long as may be reasonably requested by any Buyer, such documentation supporting such tax-related information supplied to such Buyer as provided under Section 7.07(b).
     (d) Mitigation. The Company shall cooperate with the Buyers in considering structures that mitigate any adverse PFIC or CFC tax consequences, and in each case shall take such steps as Buyer reasonably requests to implement such structures.
     (e) CFC Matters. Each Buyer entity shall use commercially reasonable efforts to prevent such Buyer entity, or any of its Affiliates, from being treated as a United States Shareholder of the Company for any taxable year.

     Section 7.08. Tax or Other Investigations. From and after the date hereof, the Company shall keep Buyer informed, on a current basis, of any events, discussions, notices or changes with respect to any Tax (other than ordinary course communications which could not reasonably be expected to be material to the Company), criminal or regulatory investigation or action involving the Company or any of its Subsidiaries, and shall reasonably cooperate with Buyer and its Affiliates in any effort to avoid or mitigate any cost or regulatory consequences to them that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities and coordinating and providing assistance in meeting with regulators).
     Section 7.09. No Non-Competition Agreement. From and after the date hereof, neither the Company nor any of its Subsidiaries shall enter into any contract, agreement, arrangement or understanding containing any provision or covenant that purports to, or could reasonably be expected to, limit in any respect the ability of Buyer or any of its Affiliates to (i) sell any products or services of or to any other Person or in any geographic region, (ii) engage in any line of business, (iii) compete with or obtain products or services from any Person or (iv) provide products or services to the Company or any of its Subsidiaries.
     Section 7.10. Non-Promotion. From and after the date hereof, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Buyer or its applicable Affiliate, (a) use in advertising, publicity, or otherwise the name of Buyer or any of its Affiliates, or any partner or employee of a Buyer or any of its Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Buyer or any of its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company or any Subsidiary has been approved or endorsed by Buyer or any of its Affiliates.
ARTICLE 8
Conditions to Closings
     Section 8.01. Conditions to Obligations of Buyer and the Company — Initial Closing. The obligations of Buyer and the Company to consummate the Initial Closing are subject to the satisfaction of the following conditions:
     (a) No provision of any Applicable Law shall prohibit the consummation of the Initial Closing, the Second Closing or the Third Closing, and consummation of the Initial Closing shall not violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction.
     Section 8.02. Conditions to Obligation of Buyer — Initial Closing. The obligation of Buyer to consummate the Initial Closing is subject to the satisfaction of the following further conditions:

     (a) (i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Initial Closing Date, (ii) the representations and warranties contained in Sections 3.01 through 3.06 and Section 3.23 of this Agreement (disregarding in each case any exception or qualification as to materiality or Material Adverse Effect) shall be true and correct in all material respects at and as of the Initial Closing Date as if made at and as of such date (except for such representations and warranties that speak as of a certain date, which shall be made at and as of such date), (iii) the other representations and warranties of the Company contained in this Agreement (disregarding in each case any exception or qualification as to materiality or Material Adverse Effect) shall be true and correct at and as of the Initial Closing Date as if made at and as of such date (except for such representations and warranties that speak as of a certain date, which shall be made at and as of such date), with only such exceptions as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, and (iv) Buyer shall have received a certificate signed in his capacity as an officer by the Chief Financial Officer of the Company to the foregoing effect.
     (b) There shall not have occurred or arisen, since the date hereof, any event, circumstance, change or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, and Buyer shall have received a certificate signed in his capacity as an officer by the Chief Financial Officer of the Company to the foregoing effect.
     (c) There shall not be threatened, instituted or pending any action or proceeding by any Person before any Governmental Authority, (i) seeking to restrain, prohibit or otherwise interfere with the ownership by Buyer or any of its Affiliates of all or any material portion of the Securities, (ii) seeking to impose or confirm limitations on the ability of Buyer or any of its Affiliates effectively to exercise full rights of ownership of the Securities, including the right to vote any Voting Common Shares on all matters properly presented to the Company’s shareholders or (iii) seeking to require divestiture by Buyer or any of its Affiliates of any Securities or any business or assets of Buyer or any of its Affiliates.
     (d) There shall not be any action taken, or any Applicable Law proposed, enacted, enforced, promulgated, issued or deemed applicable to the purchase of the Securities, by any Governmental Authority that, in the reasonable judgment of Buyer could, directly or indirectly, result in any of the consequences referred to in Sections 8.02(c)(i) through 8.02(c)(iii).
     (e) The Company shall have entered into the Warrant, the Registration Rights Agreement and the VCOC rights letter in the forms attached hereto as Exhibit E, Exhibit F and Exhibit H, respectively.
     (f) Buyer shall have received all documents it may reasonably request relating to the existence of the Company and the Subsidiaries and the authority of the Company for this Agreement, all in form and substance reasonably satisfactory to Buyer.
     Section 8.03. Conditions to Obligation of the Company — Initial Closing. The obligation of the Company to consummate the Initial Closing is subject to the satisfaction of the following further conditions:
     (a) The Company shall have received all documents it may reasonably request relating to the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to the Company.
     (b) (i) Buyer shall have performed in all material respects all of its obligations hereunder to be performed by it on or prior to the Initial Closing Date, (ii) the representations and warranties contained in Sections 4.01 through 4.05 and Sections 4.10 through 4.12 and Section 4.14 (disregarding in each case any exception or qualification as to materiality) shall be true and correct in all material respects at and as of the Initial Closing Date as if made at and as of such date (except for such representations and warranties that speak as of a certain date, which shall be made at and as of such date), (iii) the representations and warranties contained in Sections 4.06 through 4.09 and Section 4.13 shall be true and correct in all respects at and as of the Initial Closing Date as if made at and as of such date (except for such representations and warranties that speak as of a certain date, which shall be made at and as of such date), and (iv) the Company shall have received a certificate of an authorized representative of Buyer to the foregoing effect.
     Section 8.04. Conditions to Obligations of Buyer and the Company — Second Closing. The obligations of Buyer and the Company to consummate the Second Closing are subject to the satisfaction of the following conditions:
     (a) The Initial Closing shall have been consummated.
     (b) No provision of Applicable Law shall prohibit the consummation of the Second Closing, and consummation of the Second Closing shall not violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction.
     (c) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.
     (d) All actions by or in respect of or filings with any Governmental Authority that are set forth in Section 8.04(d) of the Company Disclosure Schedule required to permit the consummation of the Second Closing shall have been taken, made or obtained.
     Section 8.05. Conditions to Obligations of Buyer — Second Closing. The obligation of Buyer to consummate the Second Closing is subject to the satisfaction of the following further condition: As of the Second Closing Date, (a)

the representations and warranties contained in Sections 3.01 through 3.06 and Section 3.23 of this Agreement (disregarding in each case any exception or qualification as to materiality or Material Adverse Effect) shall be true and correct in all material respects at and as of such date as if made at and as of such date (except for such representations and warranties that speak as of a certain date, which shall be made at and as of such date), (b) the representations and warranties contained in Sections 3.08 through 3.10 and Section 3.31 of this Agreement (disregarding in each case any exception or qualification as to materiality or Material Adverse Effect) shall be true and correct at and as of such date as if made at and as of such date (except for such representations and warranties that speak as of a certain date, which shall be made at and as of such date), with only such exceptions as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, (c) the representations contained in Sections 3.17(g) and 3.17(h) of this Agreement shall be true and correct in all respects at and as of such date as if made at and as of such date and (d) Buyer shall have received a certificate signed in his capacity as an officer by the Chief Financial Officer of the Company to the foregoing effect.
     Section 8.06. Conditions to Obligations of the Company — Second Closing. The obligation of the Company to consummate the Second Closing is subject to the following further condition: As of the Second Closing Date, (a) the representations and warranties contained in Sections 4.01 through 4.04 (disregarding in each case any exception or qualification as to materiality) shall be true and correct in all material respects at and as of the Second Closing Date as if made at and as of such date (except for such representations and warranties that speak as of a certain date, which shall be made at and as of such date), (b) the representations and warranties contained in Sections 4.06 through 4.09 and Section 4.13 shall be true and correct in all respects at and as of the Second Closing Date as if made at and as of such date (except for such representations and warranties that speak as of a certain date, which shall be made at and as of such date), and (c) the Company shall have received a certificate of an authorized representative of Buyer to the foregoing effect.
     Section 8.07. Conditions to Obligations of Buyer and the Company — Third Closing. The obligations of Buyer and the Company to consummate the Third Closing are subject to the satisfaction of the following conditions:
     (a) The Second Closing shall have occurred or shall be occurring contemporaneously with the Third Closing.
     (b) The Company Shareholder Approval shall have been obtained with respect to the Shareholder Approval Matters set forth on Section 8.07(b) of the Company Disclosure Schedule.
     (c) No provision of Applicable Law shall prohibit the consummation of the Third Closing, and consummation of the Third Closing shall not violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction.
     (d) All actions by or in respect of or filings with any Governmental Authority that are set forth in Section 8.04(d) of the Company Disclosure Schedule required to permit the consummation of the Third Closing shall have been taken, made or obtained.
     Section 8.08. Conditions to Obligations of Buyer — Third Closing. The obligation of Buyer to consummate the Third Closing is subject to the satisfaction of the following further condition: As of the Third Closing Date, (a) the representations and warranties contained in Sections 3.01 through 3.06 and Section 3.23 of this Agreement (disregarding in each case any exception or qualification as to materiality or Material Adverse Effect) shall be true and correct in all material respects at and as of such date as if made at and as of such date (except for such representations and warranties that speak as of a certain date, which shall be made at and as of such date), (b) the representations and warranties contained in Sections 3.08 through 3.10 and Section 3.31 of this Agreement (disregarding in each case any exception or qualification as to materiality or Material Adverse Effect) shall be true and correct at and as of such date as if made at and as of such date (except for such representations and warranties that speak as of a certain date, which shall be made at and as of such date), with only such exceptions as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, and (c) the representations contained in Sections 3.17(g) and 3.17(h) of this Agreement shall be true and correct in all respects at and as of such date as if made at and as of such date and (d) Buyer shall have received a certificate signed in his capacity as an officer by the Chief Financial Officer of the Company to the foregoing effect.
     Section 8.09. Conditions to Obligations of the Company —Third Closing. The obligation of the Company to consummate the Third Closing is subject to the following further condition: As of the Third Closing Date, (a) the representations and warranties contained in Sections 4.01 through 4.04 (disregarding in each case any exception or qualification as to materiality) shall be true and correct in all material respects at and as of the Third Closing Date as if made at and as of such date (except for such representations and warranties that speak as of a certain date, which shall be made at and as of such date), (b) the representations and warranties contained in Sections 4.06 through 4.09 and Section 4.13 shall be true and correct in all respects at and as of the Third Closing Date as if made at and as of such date (except for such representations and warranties that speak as of a certain date, which shall be made at and as of such date), and (c) the Company shall have received a certificate of an authorized representative of Buyer to the foregoing effect.

ARTICLE 9
Survival
     Section 9.01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Initial Closing until the second anniversary of the Initial Closing Date; provided that the representations and warranties (a) in Section 3.01, Section 3.02, Section 3.03, Section 3.05, Section 3.06, Section 3.23, Section 4.01 and Section 4.02 shall survive indefinitely or until the latest date permitted by law and (b) in Section 3.17 shall survive until the expiration of all applicable statutes of limitation with respect thereto. The covenants and agreements of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Initial Closing indefinitely or for the shorter period explicitly specified therein, except that for such covenants and agreements that survive for such shorter period, breaches thereof shall survive indefinitely or until the latest date permitted by law. Notwithstanding the preceding sentences, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given as provided in Section 9.03 or 9.04, as applicable, to the party against whom such indemnity may be sought prior to such time.
     Section 9.02. Indemnification. (a) Subject to Section 9.01, effective at and after the Initial Closing, the Company hereby indemnifies Buyer, its Affiliates and their respective successors and assignees against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the parties hereto and any diminution in value but excluding lost profits and any other incidental, indirect or consequential damages, losses, liabilities or expenses) (collectively, “Damages”), incurred or suffered by Buyer, any Affiliate of Buyer, or any of their respective successors and assignees arising out of (x) any misrepresentation or breach of warranty (each such misrepresentation and breach of warranty a “Warranty Breach”) or breach of covenant or agreement made or to be performed by the Company pursuant to this Agreement or (y) any action, suit, claim, proceeding or investigation by any Governmental Authority, any shareholder of the Company or any other Person whose claim relates to a contract or other arrangement between such Person, on the one hand, and the Company or one of its Subsidiaries, on the other, that in any such case relates to this Agreement or the transactions contemplated hereby (other than any Damages (A) attributable to the errors or omissions on the part of Buyer or (B) that constitute attorneys’ fees and expenses of Buyer or its Affiliates incurred in connection with any action, suit, claim, proceeding or investigation by any shareholder of the Company relating to this Agreement or the transactions contemplated hereby, which attorneys’ fees and expenses shall be borne by Buyer); provided that, with respect to indemnification by the Company for Warranty Breaches (other than in respect of any Fundamental Representation) pursuant to this Section 9.02, (i) the Company shall not be liable for any such Warranty Breaches (other than Warranty Breaches in respect of any Bring-Down Representation) that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect, (ii) the Company shall not be liable unless the aggregate amount of Damages with respect to such Warranty Breaches exceeds $29,024,000, in which case the Company shall be liable for the full amount of such Damages (including, for the sake of clarity, all amounts up to and exceeding $29,024,000), subject to the following clause (iii), and (iii) the Company’s maximum liability shall not exceed $145,120,000. Notwithstanding anything to the contrary set forth herein, if a Warranty Breach with respect to a Bring-Down Representation occurs with respect to facts or circumstances first arising after the Initial Closing Date, Buyer shall not be entitled to indemnification with respect to such facts or circumstances or any Warranty Breach arising from such facts or circumstances with regard to the transactions completed at the Initial Closing.
     (b) Subject to Section 9.01, effective at and after the Initial Closing, Buyer hereby indemnifies the Company, its Affiliates and their respective successors and assignees against and agrees to hold each of them harmless from any and all Damages incurred or suffered by the Company, any of its Affiliates or any of their respective successors and assignees arising out of any misrepresentation or breach of warranty or breach of covenant or agreement made or to be performed by Buyer pursuant to this Agreement; provided that, with respect to indemnification by Buyer for any such misrepresentation or breach of warranty (other than in respect of any Fundamental Representation) pursuant to this Section 9.02, (i) Buyer shall not be liable unless the aggregate amount of Damages with respect to such misrepresentations or breaches of warranty exceeds $29,024,000, in which case Buyer shall be liable for the full amount of such Damages (including, for the sake of clarity, all amounts up to and exceeding $29,024,000), subject to the following clause (ii), and (ii) Buyer’s maximum liability shall not exceed $145,120,000.
     Section 9.03. Third Party Claim Procedures. (a) The party seeking indemnification under Section 9.02 (the “Indemnified Party”) agrees to give prompt notice in writing to the party against whom indemnity is to be sought (the “Indemnifying Party”) of the assertion of any claim or the commencement of any suit, action or proceeding by any third party (“Third Party Claim”) in respect of which indemnity may be sought under Section 9.02. Such notice shall set forth in reasonable detail such Third Party Claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have actually prejudiced the Indemnifying Party.

     (b) The Indemnifying Party shall be entitled to participate in the defense of any Third Party Claim and, subject to the limitations set forth in this Section 9.03, shall be entitled to control and appoint lead counsel for such defense, in each case at its own expense; provided that, prior to assuming control of such defense, the Indemnifying Party must acknowledge that it would have an indemnity obligation for the Damages resulting from such Third Party Claim as provided under this Article 9.
     (c) The Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Third Party Claim and shall pay the fees and expenses of counsel retained by the Indemnified Party if (i) the Indemnifying Party does not deliver the acknowledgment referred to in Section 9.03(b) within 20 days of receipt of notice of the Third Party Claim pursuant to Section 9.03(a), (ii) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (iii) the Indemnified Party reasonably believes an adverse determination with respect to the Third Party Claim would be detrimental to the reputation or future business prospects of the Indemnified Party or any of its Affiliates or (iv) the Third Party Claim seeks an injunction or equitable relief against the Indemnified Party or any of its Affiliates.
     (d) If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 9.03, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party before entering into any settlement of such Third Party Claim if the settlement (i) does not release the Indemnified Party and its Affiliates from all liabilities and obligations with respect to such Third Party Claim, (ii) imposes injunctive or other equitable relief against the Indemnified Party or any of its Affiliates or (iii) relates to a criminal matter.
     (e) In circumstances where the Indemnifying Party is controlling the defense of a Third Party Claim in accordance with paragraphs (b) and (c) above, the Indemnified Party shall be entitled to participate in the defense of any Third Party Claim and to employ separate counsel of its choice for such purpose, in which case the fees and expenses of such separate counsel shall be borne by the Indemnified Party; provided that in such event the Indemnifying Party shall pay the fees and expenses of such separate counsel (i) incurred by the Indemnified Party prior to the date the Indemnifying Party assumes control of the defense of the Third Party Claim or (ii) if representation of both the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party.
     (f) Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.
     Section 9.04. Direct Claim Procedures. If an Indemnified Party has a claim for indemnity under Section 9.02(a) or 9.02(b) against an Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party agrees to give prompt notice in writing of such claim to the Indemnifying Party. Such notice shall set forth in reasonable detail such claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have materially prejudiced the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within 30 days following the receipt of a notice with respect to any such claim that the Indemnifying Party disputes its indemnity obligation to the Indemnified Party for any Damages with respect to such claim, such Damages shall be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall promptly pay to the Indemnified Party any and all Damages arising out of such claim. If the Indemnifying Party has timely disputed its indemnity obligation for any Damages with respect to such claim, the parties shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of jurisdiction determined pursuant to Section 11.07.
     Section 9.05. Exclusive Remedy. The indemnification provisions contained in this Article 9 shall be the exclusive remedy for any breach of the representations, warranties, covenants and agreements set forth in this Agreement or any other matter arising pursuant to this Agreement or the transactions contemplated hereby; provided, however, that nothing set forth in this Article 9 shall be deemed to limit or restrict in any manner any rights or remedies that any party has, or might have, at law, in equity or otherwise, based on any fraud (including, for the sake of clarity, any claim for fraud under the U.S. federal securities laws).
ARTICLE 10
Termination
     Section 10.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Third Closing:
     (a) by mutual written agreement of the Company and Buyer;
     (b) [Reserved]
     (c) by either the Company or Buyer if either the Second Closing or the Third Closing shall not have been consummated on or before the first anniversary of the date hereof, provided that, unless the Company’s shareholders shall have failed to approve the Shareholder Approval Matters set forth on Section 8.07(b) of the Company Disclosure Schedule at the Company Shareholders Meeting or any postponement or adjournment thereof, such date shall be extended to the eighteen-month anniversary of the date hereof if either the Company or Buyer delivers a notice of extension to the other party prior to the first anniversary of the date hereof;
     (d) by either the Company or Buyer (but only after the Second Closing) if the Company’s shareholders shall have failed to approve the Shareholder Approval Matters set forth on Section 8.07(b) of the Company Disclosure Schedule at the Company Shareholders Meeting or any postponement or adjournment thereof; or
     (e) by either the Company or Buyer if there shall be any Applicable Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction.
The party desiring to terminate this Agreement pursuant to Sections 10.01(b) through 10.01(e) shall give notice of such termination to the other party.
     Section 10.02. Effect of Termination. If this Agreement is terminated as permitted by Section 10.01, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to another party to this Agreement; provided that if such termination shall result from the (i) willful failure of any party to fulfill a condition to the performance of the obligations of the other parties, (ii) failure to perform a covenant of this Agreement or (iii) breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach to the extent provided in, and subject to the terms of, Article 9. The provisions of Sections 6.03 through 6.06, Article 7, Article 9, this Article 10 and Article 11 shall survive any termination hereof pursuant to Section 10.01.
     Section 10.03. Several Liability. Notwithstanding anything to the contrary herein, all obligations of Buyer hereunder shall be several and not joint obligations of the respective Buyer entities. For the avoidance of doubt, no such entity shall be liable for Damages incurred by the Company or its Affiliates and their respective successors and assignees arising from any misrepresentation or breach of warranty made by any other Buyer entity or any breach of covenant or other agreement made or to be performed by any other such entity.

ARTICLE 11
Miscellaneous
     Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Buyer, to:
GSCP VI AIV Navi, Ltd.
GSCP VI Employee Navi, Ltd.
GSCP VI Offshore Navi, Ltd.
GSCP VI Parallel AIV Navi, Ltd.
GSCP VI GmbH Navi, L.P.
200 West Street
28th Floor
New York, NY 10282
Attention:          David Thomas
                          Eric Goldstein
Facsimile No.:   (212) 256-5127
                          (212) 357-5505
E-mail:              david.thomas@gs.com
                          eric.goldstein@gs.com
with a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Phillip Mills
                   John D. Amorosi
Facsimile No.: (212) 701-5800
E-mail: phillip.mills@davispolk.com
             john.amorosi@davispolk.com
if to the Company, to:
Enstar Group Limited
P.O. Box HM 2267
Windsor Place, 3rd Floor, 18 Queen Street
Attention: Richard J. Harris
Facsimile No.: (441) 296-7319
E-mail: richard.harris@enstargroup.bm

with a copy to:
Drinker Biddle & Reath LLP
One Logan Square, Suite 2000
Philadelphia, Pennsylvania 19103
Attention: Robert C. Juelke
Facsimile No.: (215) 988-2757
E-mail: robert.juelke@dbr.com
or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
     Section 11.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.
     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     Section 11.03. Disclosure Schedule References. (a)The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i)the Company’s representations and warranties (or covenants, as applicable) that are contained in the corresponding Section of this Agreement and (ii)any other representations and warranties of the Company that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent to a reasonable person who has read that reference and such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed.
     (b) The parties hereto agree that any information contained in any part of any Company SEC Document shall only be deemed to be an exception to (or a disclosure for purposes of) the Company’s representations and warranties if the relevance of that information as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent to a person who has read that information concurrently with such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed; provided that in no event shall any information contained in any part of any Company SEC Document entitled “Risk Factors” or containing a description or explanation of “Forward-Looking Statements” (or any other statements that are similarly non-specific or are predictive or forward-looking in nature) be deemed to be an exception to (or a disclosure for purposes of) any representations and warranties of the Company contained in this Agreement.
     Section 11.04. Expenses. Upon the occurrence of the Initial Closing, and from time to time afterward in connection with the transactions contemplated hereby and as requested by Buyer, the Company will reimburse Buyer for all documented, out-of-pocket expenses (including fees and expenses of legal counsel and accounting consultants) incurred by Buyer in connection with the transactions contemplated by this Agreement (including Buyer’s due diligence review of the Company and the negotiation of all definitive documentation entered into in connection with the transactions contemplated by this Agreement) up to a maximum reimbursement of US$2,000,000. If the Initial Closing does not occur, each party shall bear its own costs and expenses.
     Section 11.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; except that Buyer may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates; provided that no such transfer or assignment shall relieve Buyer of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Buyer.
     Section 11.06. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.
     Section 11.07. Jurisdiction. (a)The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.
     (b) EACH OF BUYER AND THE COMPANY HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY (IN SUCH CAPACITY, THE “PROCESS AGENT”), WITH AN OFFICE AT 80 STATE STREET, ALBANY NY 12207, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 11.01 OF THIS AGREEMENT. EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SUCH APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN NEW YORK. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING DESIGNATION IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA.
     Section 11.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 11.09. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person, other than the parties hereto and their respective successors and assigns.
     Section 11.10. Entire Agreement. This Agreement, the registration rights agreement in the form attached hereto as Exhibit F, the Warrant, the Voting Agreements and the VCOC rights letter in the form attached hereto as Exhibit H constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, and such agreements supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
     Section 11.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
     Section 11.12. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, in addition to any other remedy to which they are entitled under this Agreement.
     Section 11.13. Treatment of Ambiguities. The parties acknowledge and agree that each party has participated in the drafting of this Agreement, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
     Section 11.14. Reserves. Notwithstanding anything to the contrary in this Agreement or any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby or thereby, Buyer acknowledges and agrees that the Company makes no representation or warranty with respect to, and nothing contained in this Agreement or any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby or thereby is intended or shall be construed to be a representation or warranty (express or implied) of the Company for any purpose of this Agreement or any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby or thereby, in respect of the adequacy or sufficiency of insurance loss and loss adjustment expense reserve liabilities reflected in the Statutory Statements or any other financial statements of the Company or any of its Subsidiaries; provided that, notwithstanding the foregoing, in no event shall this Section 11.14 limit in any way the representations and warranties set forth in any of Sections 3.08 through 3.10, Section 3.11 (but in this case only if the representation and warranty is read to be qualified by the Company’s knowledge), Section 3.22 and Section 3.31 (or any rights, remedies or obligations that any party hereto may have under this Agreement in respect of a breach or inaccuracy of any such Section).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ENSTAR GROUP LIMITED
By:	/s/ Paul J. O’Shea
	Name:	Paul O’Shea
	Title:	Director, Executive Vice President and Joint Chief Operating Officer

GSCP VI AIV NAVI, LTD.
By:	/s/ Sumit Rajpal
	Name:	Sumit Rajpal
	Title:	Vice President

GSCP VI OFFSHORE NAVI, LTD.
By:	/s/ Sumit Rajpal
	Name:	Sumit Rajpal
	Title:	Vice President

GSCP VI PARALLEL AIV NAVI, LTD.
By:	/s/ Sumit Rajpal
	Name:	Sumit Rajpal
	Title:	Vice President

GSCP VI EMPLOYEE NAVI, LTD.
By:	/s/ Sumit Rajpal
	Name:	Sumit Rajpal
	Title:	Vice President

[Signature Pages to the Investment Agreement]

GSCP VI GMBH NAVI, L.P.
By:	GSCP VI GBMH NAVI GP, LTD. its general partner
By:	/s/ Sumit Rajpal
	Name:	Sumit Rajpal
	Title:	Vice President

[Signature Pages to the Investment Agreement]

Exhibit A — Initial Closing Issuance and Sale

Exhibit A
Initial Closing Issuance and Sale

			Series A-1 Non-
			Voting Preferred
Buyer	Amount	Common Shares	Shares	Warrant Shares
GSCP VI AIV Navi, Ltd.	$34,489,182.00	166318	234719	106681
GSCP VI Offshore Navi, Ltd.	$42,780,270.00	206300	291145	132327
GSCP VI Parallel AIV Navi, Ltd.	$14,143,130.00	68203	96252	43747
GSCP VI GmbH Navi, L.P.	$1,827,930.00	8815	12440	5654
GSCP VI Employee Navi, Ltd.	$16,943,892.00	81709	115313	52411

Total	$110,184,404.00	531,345	749,869	340,820

Exhibit B — Second Closing Issuance and Sale

Exhibit B
Second Closing Issuance and Sale

			Non-Voting
Buyer	Amount	Common Shares	Common Shares*
GSCP VI AIV Navi, Ltd.	$25,887,720.00	42001	259019
GSCP VI Offshore Navi, Ltd.	$32,111,110.00	52098	321287
GSCP VI Parallel AIV Navi, Ltd.	$10,616,012.00	17224	106218
GSCP VI GmbH Navi, L.P.	$1,372,044.00	2226	13728
GSCP VI Employee Navi, Ltd.	$12,718,282.00	20635	127252

Total	$82,705,168.00	134,184	827,504

*	Series A-1 Non-Voting Preferred Shares if Non-Voting Common Shares approval has not been obtained as of the Second Closing Date

Exhibit C — Third Closing Issuance and Sale

Exhibit C
Third Closing Issuance and Sale

			Non-Voting
Buyer	Amount	Common Shares	Common Shares*
GSCP VI AIV Navi, Ltd.	$30,910,206.00	0	359421
GSCP VI Offshore Navi, Ltd.	$38,340,950.00	0	445825
GSCP VI Parallel AIV Navi, Ltd.	$12,675,540.00	0	147390
GSCP VI GmbH Navi, L.P.	$1,638,300.00	0	19050
GSCP VI Employee Navi, Ltd.	$15,185,708.00	0	176578

Total	$98,750,704.00	0	1,148,264

*	Series A-1 Non-Voting Preferred Shares if Non-Voting Common Shares approval has not been obtained as of the Third Closing Date

Exhibit D — Certificate of Designations for the
Series A Non-Voting Preferred Shares
See Exhibit 3.1 of the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 21, 2011.

Exhibit E — Form of Warrant
See Exhibit 99.2 of the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 21, 2011

Exhibit F — Form of Registration Rights Agreement

Exhibit F
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT, dated as of April 20, 2011 (this “Agreement”), is made among ENSTAR GROUP LIMITED, a Bermuda company (the “Company”) and GSCP VI AIV Navi, Ltd., GSCP VI Offshore Navi, Ltd., GSCP VI Parallel AIV Navi, Ltd. and GSCP VI Employee Navi, Ltd., each a Cayman Islands exempted company, and GSCP VI GmbH Navi, L.P., a Cayman Islands limited partnership (collectively, the “Shareholder”).
     A. The Company is a party to an Investment Agreement (the “Investment Agreement”), dated as of April 20, 2011, with the Shareholder, which provides, among other things, for the Shareholder to subscribe from the Company for (i) voting ordinary shares, par value $1.00 per share, of the Company (“Voting Common Shares”), (ii) Series A convertible non-voting preference shares, par value $1.00 per share, of the Company (“Non-Voting Preferred Shares”) (or, subject to the Non-Voting Common Shares Approval, Series C non-voting ordinary shares, par value $1.00 per share, of the Company (the “Non-Voting Common Shares” and, together with the Voting Common Shares, the “Common Shares”)) and (iii) warrants to purchase Non-Voting Preferred Shares (or, subject to the Non-Voting Common Shares Approval, Non-Voting Common Shares), in each case upon the terms and subject to the conditions set forth in the Investment Agreement.
     B. The Company has agreed to provide the registration rights set forth in this Agreement.
     C. Capitalized terms used in this Agreement and set forth in Section 10 are used as defined in Section 10. Capitalized terms used in this Agreement without definition shall have the respective meanings assigned to them in the Investment Agreement.
     Now, therefore, the parties hereto agree as follows:
     1. Demand Registrations.
     (a) Requests for Registration. At any time following the one (1) year anniversary of the date hereof, the Shareholder shall be entitled to make requests in writing that the Company effect the registration of all or any part of the Registrable Securities held by the Shareholder (a “Registration Request”). The Shareholder shall be entitled to make two (2) such Registration Requests. The Company will use its reasonable best efforts to register, in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered by the Shareholder in the Registration Request (a “Demand Registration”); provided, that the Company will not be required to effect a registration pursuant to this Section 1(a) unless the aggregate number of shares proposed to be registered constitutes at least 25% of the total number of Registrable Securities purchased by the Shareholder under the Investment Agreement, or if the total number of Registrable Securities then outstanding is less than such amount, all of the Registrable Securities then outstanding. The Company will not be obligated to effect any registration pursuant to this Section 1(a) more than once in any nine (9) month period. Except if expressly prohibited by applicable law, the Company will pay all Registration Expenses incurred in connection with any registration pursuant to this Section 1.
     (b) Limitation on Demand Registrations. A request for registration will not constitute the use of a Registration Request pursuant to Section 1(a) if (i) the Shareholder determines in good faith to withdraw (prior to the effective date of the Registration Statement relating to such request) the proposed registration, (ii) the Registration Statement relating to such request is not declared effective within ninety (90) days of the date such registration statement is first filed with the SEC, (iii) prior to the sale of at least 90% of the Registrable Securities included in the registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other governmental agency, quasi-governmental agent or self-regulatory body or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the reasonable satisfaction of the holders of a majority of securities included in such registration statement within thirty (30) days of the date of such order, (iv) more than 20% of the Registrable Securities requested by the Shareholder to be included in the registration are not so included pursuant to Section 1(e); provided, that, notwithstanding the foregoing, the Shareholder shall nonetheless be permitted to include the number of Registrable Securities that the underwriter permits to be included in such registration, (v) the conditions to closing specified in any underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material breach thereunder by the Shareholder), or (vi) the Company did not provide Full Cooperation in the case of an underwritten offering. Notwithstanding the foregoing but except if expressly prohibited by applicable law, the Company will pay all Registration Expenses in connection with any request for registration pursuant to Section 1(a) regardless of the application of this provision.
     (c) Restrictions on Demand Registrations. The Company may postpone for a reasonable period of time, not to exceed ninety (90) days, the filing or the effectiveness of a Registration Statement for a Demand Registration if the Company furnishes to the Shareholder a certificate signed by the Chief Executive Officer of the Company stating that the

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Board of Directors of the Company has determined that such Demand Registration is reasonably likely to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets or any merger, amalgamation, consolidation, tender offer or similar transaction, or otherwise would have a material adverse effect on the business, assets, operations, prospects or financial condition of the Company; provided, that the Company may not effect such a postponement more than once in any 360-day period. If the Company so postpones the filing or the effectiveness of a Registration Statement, the Shareholder will be entitled to withdraw such request and, if such request is withdrawn, such registration request will not count as a Registration Request for the purposes of Section 1(a). Except if expressly prohibited by applicable law, the Company will pay all Registration Expenses incurred in connection with any such non-completed registration.
     (d) Selection of Underwriters. If the Shareholder intends to distribute the Registrable Securities covered by its Registration Request by means of an underwritten offering, the Shareholder will so advise the Company as a part of the Registration Request, and the Company will include such information in any notice sent by the Company to the Prior Holders with respect to such Registration Request. In such event, the Shareholder will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company’s approval which will not be unreasonably withheld, conditioned or delayed (and will not be withheld, conditioned or delayed in the case the selected underwriter is an Affiliate of the Shareholder). In connection with each underwritten Demand Registration, the Company shall cause there to be Full Cooperation.
     (e) Priority on Demand Registrations. Subject to the Company’s obligations under the Prior Registration Rights Agreement, the Company will not include in any underwritten registration pursuant to Section 1(a) any securities that are not Registrable Securities without the prior written consent of the Shareholder. If the managing underwriter advises the Company that in its opinion the number of Registrable Securities and Prior Holder Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities that can be sold in such offering without adversely affecting the marketability of the offering, including the price at which the securities can be sold, the Company will include in such offering the maximum number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, including the price at which the securities can be sold, which securities will be so included in the following order of priority: (i) first, Registrable Securities and Prior Holder Securities, pro rata among the respective holders thereof participating in such registration on the basis of the aggregate number of

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Registrable Securities or Prior Holder Securities, as applicable, owned by each such holder on the date of such request or in such other manner as they may agree; (ii) second, securities the Company proposes to sell and (iii) third, any other securities of the Company that have been requested to be so included. Notwithstanding the foregoing, except as provided in the Prior Registration Rights Agreement, no employee of the Company or any subsidiary thereof will be entitled to participate, directly or indirectly, in any such registration to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) determines in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration.
     (f) Future Registration Rights. Except as provided in this Agreement, the Company will not grant to any holder or prospective holder of any securities of the Company registration rights with respect to such securities which are senior to or otherwise conflict in any material respect with the rights granted pursuant to this Section 1 without the prior written consent of the Shareholder; provided, that the foregoing shall not prevent the Company from granting additional demand or piggy back registration rights that are pari passu with the rights set forth in this Agreement, and any dilution of the registration rights herein resulting from any such pari passu rights shall not be deemed to conflict with the rights set forth herein.
     2. Piggyback Registrations.
     (a) Right to Piggyback. At any time after the date hereof, whenever the Company proposes to register Voting Common Shares (other than a registration pursuant to Section 1(a), a registration on Form S-4 or a registration relating solely to employee benefit plans), whether for its own account or for the account of one or more securityholders of the Company, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Shareholder of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within fifteen (15) days after the date of the Company’s notice (a “Piggyback Registration”). Once the Shareholder has made such a written request, it may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth (5th) day prior to the anticipated effective date of such Piggyback Registration. The Company may terminate or withdraw any registration initiated by it and covered by this Section 2 prior to the effectiveness of such registration, whether or not the Shareholder has elected to include

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Registrable Securities in such registration, and except for the obligation to pay Registration Expenses pursuant to Section 2(c) the Company will have no liability to the Shareholder in connection with such termination or withdrawal. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 1 of this Agreement.
     (b) Underwritten Registration. If the registration referred to in Section 2(a) is proposed to be underwritten, the Company will so advise the Shareholder as a part of the written notice given pursuant to Section 2(a). In such event, the right of the Shareholder to registration pursuant to this Section 2 will be conditioned upon the Shareholder’s participation in such underwriting and the inclusion of the Shareholder’s Registrable Securities in the underwriting, and the Shareholder will (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the Shareholder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter.
     (c) Piggyback Registration Expenses. Except if expressly prohibited by applicable law, the Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final.
     (d) Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, including the price at which such securities can be sold, the Company will include in such registration the maximum number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, including the price at which such securities can be sold, which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities and Prior Holder Securities requested to be included in such registration, pro rata among the Shareholder and the Prior Holders of such securities on the basis of the number of Registrable Securities and Prior Holder Securities so requested to be included therein owned by each such holder or in such other manner as they may agree, and (iii) third, other securities requested to be included in such registration. Notwithstanding the foregoing, except as provided in the Prior Registration Rights Agreement, any employee of the Company or any subsidiary thereof will not be entitled to participate, directly or indirectly, in any such registration to the extent that the managing underwriter (or, in the case of an offering that is not

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underwritten, a nationally recognized investment banking firm) will determine in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration.
     (e) Priority on Secondary Registrations. If a Piggyback Registration relates solely to an underwritten secondary registration on behalf of other holders of the Company’s securities, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, including the price at which such securities can be sold, the Company will include in such registration the maximum number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, including the price at which such securities can be sold, which securities will be so included in the following order of priority: (i) first, (A) the securities requested to be included therein by the holders requesting such registration and (B) the Registrable Securities and Prior Holder Securities pro rata among the holders thereof on the basis of the number of securities so requested to be included therein owned by each such holder or in such other manner as they may agree, and (ii) second, other securities requested to be included in such registration. Notwithstanding the foregoing, any employee of the Company or any subsidiary thereof will not be entitled to participate, directly or indirectly, in any such registration to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) will determine in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration.
     (f) Other Registrations. If the Company files a Registration Statement with respect to Registrable Securities pursuant to Section 1 or Section 2, and if such registration has not been withdrawn or abandoned, subject to the terms of the Prior Registration Rights Agreement, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the 1933 Act (except on Form S-4 or S-8 or any successor or similar forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least one hundred eighty (180) days have elapsed from the effective date of the effectiveness of such Registration Statement.
     3. Registration Procedures. Subject to Section 1(c), whenever the Shareholder has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the

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intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will, as expeditiously as possible:
     (a) prepare and (within forty five (45) days after the end of the period within which requests for registration may be given to the Company pursuant hereto) file with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings with the National Association of Securities Dealers and thereafter use its reasonable best efforts to cause such Registration Statement to become effective; provided, that before filing a Registration Statement or any amendments or supplements thereto, the Company will furnish to one firm of counsel selected by the Shareholder in accordance with Section 4(b) copies of all such documents proposed to be filed, which documents will be subject to review of such counsel at the Company’s expense. Unless such counsel earlier informs the Company that it has no objections to the filing of such Registration Statement, amendment or supplement, the Company will not file such Registration Statement, amendment or supplement prior to the date that is five Business Days from the date that such counsel received such document. The Company will not file any Registration Statement or amendment or post-effective amendment or supplement to such Registration Statement to which such counsel will have reasonably objected in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the 1933 Act or of the rules or regulations thereunder. The Company shall not permit any person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the 1933 Act) in connection with any registration statement covering Registrable Securities, without the prior consent of the Shareholder, such consent not to be unreasonably withheld or delayed;
     (b) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (i) not less than six (6) months or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the Shareholder set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the 1933 Act), and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Shareholder set forth in such Registration Statement;

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     (c) furnish to the Shareholder of the Registrable Securities being sold such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, all exhibits and other documents filed therewith and such other documents as the Shareholder may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by the Shareholder;
     (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Shareholder reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable the Shareholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Shareholder (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);
     (e) use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable the Shareholder to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;
     (f) immediately notify the Shareholder and any underwriter(s), at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the occurrence of any event which will have the result that, the prospectus contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, prepare and furnish to the Shareholder and underwriter(s) a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
     (g) notify the Shareholder (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information

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and (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for any of such purposes;
     (h) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the Nasdaq;
     (i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;
     (j) enter into such customary agreements (including underwriting agreements with customary provisions) and take all such other actions as the Shareholder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a share split or a combination of shares);
     (k) make available for inspection by the Shareholder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Shareholder any or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Shareholder or any such underwriter, attorney, accountant or agent in connection with such Registration Statement; provided, that the Shareholder will, and will use its commercially reasonable efforts to cause each such underwriter, accountant or other agent to enter into a customary confidentiality agreement in form and substance reasonably satisfactory to the Company; provided further, that such confidentiality agreement will not contain terms that would prohibit any such Person from complying with its obligations under applicable law or Nasdaq rules.
     (l) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

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     (m) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;
     (n) enter into such agreements and take such other actions as the Shareholder or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for and participating in such number of “road shows” and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition;
     (o) obtain one or more comfort letters, addressed to the Shareholder (and, if such registration includes an underwritten public offering to the underwriters of such offering), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters;
     (p) provide legal opinions of the Company’s outside counsel, addressed to Shareholder (and, if such registration includes an underwritten public offering, to the underwriters of such offering), with respect to the Registration Statement and prospectus in customary form and covering such matters of the type customarily covered by legal opinions of such nature;
     (q) furnish to the Shareholder such information and assistance as the Shareholder may reasonably request in connection with any “due diligence” effort which the Shareholder deems appropriate; and
     (r) use its reasonable best efforts to take or cause to be taken all other actions, and do and cause to be done all other things, necessary or reasonably advisable to effect the registration of such Registrable Securities contemplated hereby.
     The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to the Shareholder by name, or otherwise identifies the Shareholder as the holder of any securities of the Company, without the consent of the Shareholder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law.
     The Company represents and warrants that no Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a

10

material fact required to be stated therein, or necessary to make the statements therein not misleading (except that the Company makes no representation or warranty with respect to information relating to the Shareholder furnished in writing to the Company by or on behalf of the Shareholder specifically for inclusion therein).
     The Company may require the Shareholder to furnish the Company with such information regarding the Shareholder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.
     4. Registration Expenses.
     (a) Except as otherwise provided for herein, all expenses incidental to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees (including SEC registration and National Association of Securities Dealers filing fees), fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, transfer agent’s and registrar’s fees, cost of distributing prospectuses in preliminary and final form, as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters and other Persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. In addition, the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange or automatic quotation system on which similar securities issued by the Company are then listed (including the Nasdaq). Notwithstanding the foregoing, all Selling Expenses will be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.
     (b) In connection with each registration pursuant to Section 1 and each Piggyback Registration, the Company will reimburse the Shareholder for the reasonable fees and disbursements of one law firm, who will be chosen by the Shareholder.
     5. Indemnification.
     (a) The Company agrees to indemnify and hold harmless, and hereby does indemnify and hold harmless, the Shareholder, its affiliates and their respective officers, directors and partners and each Person who controls the Shareholder (within the meaning of the 1933 Act) against, and pay and reimburse such holder, affiliate, director, officer or partner or

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controlling person for any losses, claims, damages, expenses, liabilities, joint or several, to which such holder or any such affiliate, director, officer or partner or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any “issuer free writing prospectus” (as defined in 1933 Act Rule 433), (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any violation or alleged violation by the Company of any rule or regulation promulgated under the 1933 Act, the 1934 Act, the National Association of Securities Dealers or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will pay and reimburse the Shareholder and each such affiliate, director, officer, partner and controlling person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding or (iv) the failure to include, at the time of pricing any offering, the information required by Sections 12(a)(2) and 17(a)(2) of the 1933 Act; provided, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by the Shareholder expressly for use therein or by the Shareholder’s failure to deliver, to the extent required by law and except to the extent such failure results from a failure by the Company to comply with Section 3(f), a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished the Shareholder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company, if requested, will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to at least the same extent as provided above with respect to the indemnification of the Shareholder.
     (b) In connection with any Registration Statement in which the Shareholder is participating, it will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and will indemnify and hold harmless the Company, its directors and officers, each other

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Person who controls the Company (within the meaning of the 1933 Act) and each underwriter (to the extent required by such underwriter) against any losses, claims, damages, expenses, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), joint or several, to which the Company or any such director or officer, any such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities, actions or proceedings arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by the Shareholder expressly for use therein, and the Shareholder will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided, that the obligation to indemnify and hold harmless will be individual and several to the Shareholder and will be limited to the amount of net proceeds received by the Shareholder from the sale of Registrable Securities pursuant to such Registration Statement.
     (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its prior written consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder except to the extent that

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such indemnifying party is materially prejudiced as a result of such failure to give notice.
     (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.
     (e) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Shareholder will be obligated to contribute pursuant to this Section 5(e) will be limited to an amount equal to the net proceeds to the Shareholder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Shareholder has otherwise been required to pay in respect of such loss, claim, damage, expense, liability or action or any substantially similar loss, claim, damage, expense, liability or action arising from the sale of such Registrable Securities).
     6. Participation in Underwritten Registrations.
     (a) The Shareholder may not participate in any registration hereunder that is underwritten unless it (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s); provided, that the Shareholder will not be required to sell more than the number of Registrable Securities that it has requested the

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Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by the Shareholder’s failure to cooperate, will not constitute a breach by the Company of this Agreement). Notwithstanding the foregoing, the Shareholder will not be required to agree to any indemnification obligations on the part of the Shareholder that are materially greater than its obligations pursuant to Section 6(b).
     (b) The Shareholder agrees that, if it is participating in any registration hereunder, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 3(f) above, the Shareholder will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until it receives copies of a supplemented or amended prospectus as contemplated by such Section 3(f). In the event the Company gives any such notice, the applicable time period during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 6(b) to and including the date when the Shareholder will have received the copies of the supplemented or amended prospectus contemplated by Section 3(f).
     7. Rule 144.
     (a) Facilitation of Sales Pursuant to Rule 144. The Company covenants to the Shareholder that to the extent it shall be required to do so under the 1934 Act, the Company shall use its reasonable best efforts to (i) timely file the reports required to be filed by it under the 1934 Act or the 1933 Act (including the reports under Sections 13 and 15(d) of the 1934 Act referred to in subparagraph (c)(1) of Rule 144), and (ii) make and keep public information available as those terms are understood and defined in Rule 144 under the 1933 Act, all to the extent required from time to time to enable the Shareholder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of the Shareholder in connection with its sale pursuant to Rule 144, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.
     (b) Availability of Rule 144 Not Excuse for Obligations under Section 2. The fact that the Shareholder may become eligible to sell its Registrable Securities pursuant to Rule 144 shall not (i) cause such

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Securities to cease to be Registrable Securities or (ii) excuse the Company’s obligations set forth in this Agreement.
     8. Lock Up Agreements. In consideration for the Company agreeing to its obligations under this Agreement, the Shareholder agrees in connection with any registration of the Company’s securities (whether or not it is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company’s securities, not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 90 days) beginning on the effective date of such registration as the Company and the underwriters may specify; provided, that nothing herein will prevent a Shareholder entity that is a partnership or corporation from making a distribution of Registrable Securities to the partners or shareholders thereof that is otherwise in compliance with applicable securities laws, so long as such distributees agree to be so bound; provided, further, that no such restrictions shall in any way limit the Shareholder or any of its Affiliates in engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of its respective business. The Company agrees to use its reasonable best efforts to work with the underwriters to limit any lock-up period under this Section 8 to the minimum number of days that the underwriters consider advisable.
     9. Term. This Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of (a) its termination by the consent of the Shareholder or its successor in interest, (b) the date on which no Registrable Securities of the Shareholder (or any transferee thereof) remain outstanding and (c) the dissolution, liquidation or winding up of the Company.
     10. Defined Terms. Capitalized terms when used in this Agreement have the following meanings:
     “1933 Act” means the Securities Act of 1933, as amended.
     “1934 Act” means the Securities Exchange Act of 1934, as amended.
     “Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated to close.

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     “Full Cooperation” means, in connection with any underwritten offering, where, in addition to the cooperation otherwise required by this Agreement, (a) members of senior management of the Company (including the chief executive officer and chief financial officer) reasonably cooperate with the underwriter(s) in connection therewith and make themselves reasonably available to participate in “road-shows” and other customary marketing activities in such locations (domestic and foreign) as reasonably recommended by the underwriter(s) (including one-on-one meetings with prospective purchasers of the Registrable Securities) and (b) the Company prepares preliminary and final prospectuses for use in connection therewith containing such additional information as reasonably requested by the underwriter(s) (in additional to the minimum amount of information required by law, rule or regulation).
     “Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.
     “Prior Holder” means a “Holder” as defined in the Prior Registration Rights Agreement.
     “Prior Holder Securities” means those securities that constitute “Registrable Securities” under the Prior Registration Rights Agreement.
     “Prior Registration Rights Agreement” means the Registration Rights Agreement dated as of January 31, 2007 among Castlewood Holdings Limited, Trident II, L.P., Marsh & McLennan Capital Professionals Fund, L.P., Marsh & McLennan Employees’ Securities Company, L.P., J. Christopher Flowers, Dominic F. Silvester and the other shareholders of the Company set forth on the schedule of shareholders attached thereto.
     “Register,” “registered” and “registration” refers to a registration effected by preparing and filing a Registration Statement in compliance with the 1933 Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which the Shareholder notifies the Company of its intention to offer Registrable Securities.
     “Registrable Securities” means (i) any Common Shares issued pursuant to the Investment Agreement or issuable upon the exercise, exchange or conversion of other securities of the Company issued pursuant to the Investment Agreement, (ii) any Common Shares issued upon exercise, exchange or conversion of any warrants, options, restricted stock units or other rights to acquire Common Shares (including through conversion of other securities of the Company) that are issued in connection with the Investment Agreement, (iii) any Non-Voting Preferred Shares issued pursuant to the Investment Agreement or (iv) any equity securities or warrants issued or issuable with respect to the securities referred to in the foregoing clauses (i) through (iii) by way of conversion, exercise

17

or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (x) they have been effectively registered or qualified for sale by prospectus filed under the 1933 Act and disposed of in accordance with the Registration Statement covering them, (y) subject to Section 7(b), such Registrable Security has been sold by the Shareholder pursuant to Rule 144 under circumstances in which any legend borne by such Registrable Security relating to restrictions on transferability thereof, under the 1933 Act or otherwise, is removed by the Company; or (z) such Registrable Security shall cease to be outstanding. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion, exercise or exchange in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.
     “Registration Expenses” has the meaning set forth in Section 4.
     “Registration Request” has the meaning set forth in Section 1(a).
     “Registration Statement” means the prospectus and other documents filed with the SEC to effect a registration under the 1933 Act.
     “Rule 144” means Rule 144 under the 1933 Act or any successor or similar rule as may be enacted by the SEC from time to time, as in effect from time to time.
     “SEC” means the Securities and Exchange Commission.
     “Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder.
     11. Miscellaneous.
     (a) No Inconsistent Agreements. Subject to Section 1(f), the Company will not hereafter enter into any agreement with respect to its securities that is more favorable or is inconsistent or conflicts with or violates the rights granted to the Shareholder in this Agreement.
     (b) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Shareholder to include its Registrable Securities in a registration or qualification for sale by prospectus undertaken pursuant to

18

this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration or qualification (including, without limitation, effecting a share split or a combination of shares).
     (c) Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to equitable relief, including specific performance and injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.
     (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Shareholder.
     (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that the Shareholder may not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Company; provided, further, that no such prior written consent shall be required for an assignment to an affiliate of the Shareholder.
     (f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.
     (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
     (i) Governing Law. This Agreement and the rights and duties of the parties hereto hereunder shall be governed by and construed in accordance with laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit

19

the application of the laws of another jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereinafter have to the laying of the venue of any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11(l) shall be deemed effective service of process on such party.
     EACH OF THE PARTIES HERETO HERBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     (j) Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required or advisable to carry out the provisions of this Agreement and the transactions contemplated hereby.
     (k) Organizational Documents. Notwithstanding anything to the contrary herein, all applicable provisions of the Company’s Bye-Laws and Memorandum of Association (the “Organizational Documents”) shall apply to this Agreement and any actions taken hereunder as if set forth herein, and any conflict between the Organizational Documents and this Agreement shall be resolved in favor of the provisions of the Organizational Documents. The Company shall not amend or restate the Organizational Documents at any time in a manner that would conflict in any material respect with this Agreement, except to the extent required by applicable law. If any conflict between this Agreement and the Organizational Documents interferes in any material respect with the exercise of any Registration Request or other right or remedy hereunder, the Company shall use its reasonable best efforts to facilitate the exercise of such Registration Request or other right or remedy without conflict with the Organizational Documents.
     (l) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be to the Company and the Shareholder in the manner set forth in the Investment Agreement at the

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addresses set forth in the Investment Agreement (or at such other address or telecopy number as a party may designate to the other parties).
     (m) Entire Agreement. This Agreement, together with the Organizational Documents, contains the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and thereof.
     (n) No Waivers; Third Party Beneficiary Rights. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Nothing in this Agreement, express or implied, is intended to confer on any Person (other than the parties hereto and any permitted transferee under Section 11(e) hereof) and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under this Agreement.
     (o) Shareholder Actions. All actions by the Shareholder under this Agreement shall be taken jointly by the Shareholder entities party hereto, or their respective successors or assignees, based on the will of the holders of a majority of the Registrable Securities.
[Remainder of this page left intentionally blank.]

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     IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the above date.

ENSTAR GROUP LIMITED
By:
Name:
Title:

GSCP VI AIV NAVI, LTD.
By:
	Name:	Sumit Rajpal
	Title:	Vice President

GSCP VI OFFSHORE NAVI, LTD.
By:
	Name:	Sumit Rajpal
	Title:	Vice President

GSCP VI PARALLEL AIV NAVI, LTD.
By:
	Name:	Sumit Rajpal
	Title:	Vice President

GSCP VI EMPLOYEE NAVI, LTD.
By:
	Name:	Sumit Rajpal
	Title:	Vice President

GSCP VI GMBH NAVI, L.P.

By:	GSCP VI GBMH NAVI GP, LTD.
its general partner

By:

	Name:	Sumit Rajpal
	Title:	Vice President

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Exhibit G — Form of Bye-Law Amendments

Exhibit G
Bye-Law Amendments
New Definitions to Bye-Laws:
“BHC Affiliates” means, with respect to any Member, all “affiliates” as defined in the U.S. Bank Holding Company Act of 1956, as amended, or Regulation Y of the Board of Governors of the U.S. Federal Reserve System.
“GSCP” means GSCP VI AIV Navi, Ltd., GSCP VI Offshore Navi, Ltd., GSCP VI Parallel AIV Navi, Ltd. and GSCP VI Employee Navi, Ltd., each a Cayman Islands exempted company, and GSCP VI GmbH Navi, L.P., a Cayman Islands limited partnership.
“Investment Agreement” means the Investment Agreement dated as of April 20, 2011 between GSCP and the Company.
“Reorganization Event” means:
(i)	any consolidation, merger, tender or exchange offer, amalgamation or other similar business combination of the Company with or into another person, in each case pursuant to which the Common Shares or Non-Voting Convertible Common Shares will be converted into cash, securities or other property of the Company or another person;

(ii)	any sale, transfer, lease or conveyance to another person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Shares or Non-Voting Convertible Common Shares will be converted into cash, securities or other property of the Company or another person;

(iii)	any reclassification of the Common Shares or Non-Voting Convertible Common Shares into securities including securities other than the Common Shares or Non-Voting Convertible Common Shares, as applicable; or

(iv)	any statutory exchange of the outstanding Common Shares or Non-Voting Convertible Common Shares for securities of another person (other than in connection with a merger or acquisition).

4.1 [Amended and Restated Authorized Share Capital Bye-Law]
At the date this Bye-law 4.1 is adopted, the share capital of the Company shall be divided into three classes: (i) 90,000,000 ordinary shares of par value US$1.00 each (the “Common Shares”), (ii) 21,000,000 non-voting convertible ordinary shares of par value US$1.00 each (the “Non-Voting Convertible Common Shares”) and (iii) 45,000,000 preference shares of par value US$1.00 each (the “Preference Shares”).
4.2 [Common Share Bye-Law. Add at end:] Any Common Shares held by GSCP or its BHC Affiliates shall, for the sake of clarity, vote together with all other Common Shares, but may be converted at any time at the option of the holder in its sole discretion into Series B Non-Voting Common Shares, Series C Non-Voting Common Shares or Series D Non-Voting Common Shares, at a one-for-one exchange ratio, subject in each case to any necessary adjustments for any share splits, dividends, recapitalizations, consolidations or similar transactions occurring in respect of the Common Shares or the Non-Voting Convertible Common Shares after the date of the adoption of these Bye-laws.
4.3 [Amended and restated Non-Voting Convertible Common Share Bye-Law]
     (a) The Non-Voting Convertible Common Shares shall be divided into the following series: (i) Series A Non-Voting Common Shares, (ii) Series B Non-Voting Common Shares, (iii) Series C Non-Voting Common Shares and (iv) Series D Non-Voting Common Shares, each with the respective rights hereinafter specified. All Non-Voting Convertible Common Shares issued as of December 31, 2010 shall be designated Series A Non-Voting Common Shares. All Non-Voting Convertible Common Shares issued to GSCP or its BHC Affiliates (x) pursuant to Section 2.03(b) of the Investment Agreement or (y) upon the conversion of Common Shares into Non-Voting Convertible Common Shares pursuant to Bye-law 4.2, in each case, shall be Series B Non-Voting Common Shares. All other Non-Voting Convertible Common Shares issued to GSCP or its BHC Affiliates pursuant to the Investment Agreement shall be Series C Non-Voting Common Shares. Series D Non-Voting Common Shares may be issued upon conversion of (i) Common Shares in accordance with Bye-law 4.2, (ii) Series B Non-Voting Common Shares in accordance with Bye-law 4.3(g) or (iii) Series C Non-Voting Common Shares in accordance with Bye-law 4.3(h).
     (b) The holders of Non-Voting Convertible Common Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to Preference Shares):
(i)	be entitled to such dividends as the Board may from time to time declare on a pari passu basis with the Common Shares;

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(ii)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company on a pari passu basis with the Common Shares; and

(iii)	generally be entitled to enjoy all of the rights attaching to Common Shares, but shall be non-voting, except (1) as required by law, (2) in accordance with Bye-law 15 or (3) for the limited voting rights specified in Bye-law 4.3(c).
     (c) The holders of the Series B Non-Voting Common Shares, voting together as a separate class, and the holders of the Series C Non-Voting Common Shares, voting together as a separate class, shall be entitled to vote such shares, but only with respect to the following limited matters, which shall constitute a variation of class rights for the purposes of Bye-law 15:
(i)	any amendment, alteration or repeal of any provision of the Company’s memorandum of association or these Bye-laws (including any amendment, alteration or repeal by means of a merger, amalgamation, consolidation or otherwise) so as to significantly and adversely affect the rights, preferences, privileges or limited voting rights of the Series B Non-Voting Common Shares or the Series C Non-Voting Common Shares, as applicable;

(ii)	any consummation of a binding share exchange or reclassification involving the Series B Non-Voting Common Shares or the Series C Non-Voting Common Shares or of a merger, consolidation or amalgamation of the Company with another corporation or other entity (except for any such merger, consolidation or amalgamation in which the consideration paid to shareholders is entirely in cash), unless in each case (x) the shares of Series B Non-Voting Common Shares or the Series C Non-Voting Common Shares, as applicable, remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for securities of the surviving or resulting entity or its ultimate parent, and (y) such shares have such rights, preferences, privileges and limited voting rights, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and limited voting rights, and limitations and restrictions thereof, of the Series B Non-Voting Common Shares or the Series C Non-

3

Voting Common Shares, as applicable, immediately prior to such consummation, taken as a whole.
provided, for the sake of clarity, that the holders of the Series A Non-Voting Common Shares and the Series D Non-Voting Common Shares shall not be entitled to vote such shares, except as required under Bermuda law.
     (d) Each Series A Non-Voting Common Share and Series B Non-Voting Common Share shall be automatically converted into one Common Share, subject to any necessary adjustments for any share splits, dividends, recapitalizations, consolidations or similar transactions occurring in respect of the Common Shares or the Non-Voting Convertible Common Shares after the date of the adoption of these Bye-laws, immediately prior to any transfer by the registered holder, whether or not for value, to a third party, except for transfers to a nominee or Affiliate of such holder in a transfer that will not result in a change of beneficial ownership (as determined under Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended) or to a person that already holds Series A Non-Voting Common Shares or Series B Non-Voting Common Shares.
     (e) Each Series C Non-Voting Common Share and Series D Non-Voting Common Share shall be automatically converted into one Common Share, subject to any necessary adjustments for any share splits, dividends, recapitalizations, consolidations or similar transactions occurring in respect of the Common Shares or the Non-Voting Convertible Common Shares after the date of the adoption of these Bye-laws, only upon the transfer by the registered holder thereof, whether or not for value, to a third party in a Widely Dispersed Offering. As used herein, “Widely Dispersed Offering” means (i) a widespread public distribution, (ii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting shares of the Company or (iii) a transfer to a transferee that would control more than 50% of the voting shares of the Company without any transfer from the holder. For purposes of the Series C Non-Voting Common Shares and Series D Non-Voting Common Shares, the term “registered holder” or “holder” means GSCP or its BHC Affiliates and any direct or indirect transferee of GSCP or its BHC Affiliates except a direct or indirect transferee that receives the Series C Non-Voting Common Shares or Series D Non-Voting Common Shares in a Widely Dispersed Offering.
     (f) The holders of the Series A Non-Voting Common Shares shall not be permitted to convert such shares into any other class of the Company’s share capital or into any other series of Non-Voting Convertible Common Shares, except pursuant to a transfer permitted by clause (d) of this Bye-law 4.3.
     (g) The holders of the Series B Non-Voting Common Shares shall have the right to convert all or any number of such shares into Series C Non-Voting

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Common Shares, Series D Non-Voting Common Shares or Common Shares at any time, in the sole discretion of such holder.
     (h) The holders of the Series C Non-Voting Common Shares shall have the right to convert all or any number of such shares into Series D Non-Voting Common Shares at any time, in the sole discretion of such holder. The holders of the Series D Non-Voting Common Shares shall have no right to convert such shares, except that, upon the receipt of all applicable regulatory approvals, all or any number of such shares may be converted into Series C Non-Voting Common Shares at any time, in the sole discretion of such holder.
     (i) If at any time the Company declares or pays a dividend or distribution to any holder of Common Shares in the form of Common Shares or other voting security of the Company, the Company shall declare and pay to each holder of Non-Voting Convertible Common Shares a proportional dividend or distribution in the form of the same series of Non-Voting Convertible Common Shares.
     (j) Notwithstanding anything herein to the contrary, if the consideration payable to GSCP or its BHC Affiliates as holders of Non-Voting Convertible Common Shares upon a Reorganization Event (as defined below) consists (in whole or in part) of property or securities that would, in the sole judgment of any holder thereof, create, aggravate or exacerbate any issue, problem or concern for any such holder or any of its affiliates, then the consideration payable to such holder shall be adjusted (e.g., by the issuance of non-voting securities that are economically equivalent to the voting securities they replaced and would convert into such voting securities on transfer to an unaffiliated third party, subject, if applicable, to the conversion restrictions set forth in Bye-law 4.3(e)) to the maximum extent practicable to eliminate or address such issue, problem or concern, so long as such adjusted or different securities have the same value as, and are pari passu with, the securities that they replaced.
* * *
4.7(c) [Amended and restated 4.7(c)]
In the event that a Tentative 9.5% U.S. Shareholder exists, (i) the aggregate votes conferred by Common Shares held by a Member and treated as Controlled Shares of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the combined voting power conferred by the Common Shares and the voting power that would be conferred by the Common Shares into which the Series B Non-Voting Common Shares are then convertible, in each case that are treated as Controlled Shares of the Tentative 9.5% U.S. Shareholder, will constitute 9.5% of the voting power of all Common Shares (taking into account the reduction effected by clause (ii) of this Bye-law 4.7(c)) and (ii) the aggregate votes conferred by the Common Shares held by GSCP and its affiliates and treated as Controlled Shares of such Members shall be correspondingly reduced to

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the extent necessary such that the ratio of (x) the voting power represented by the sum of (A) the votes conferred by such Common Shares and (B) the votes that would be conferred by any Common Shares into which the Series B Non-Voting Common Shares are then convertible to (y) the voting power of all Common Shares (taking into account the reduction effected by clause (i) of this Bye-law 4.7(c)) is not greater than the ratio as if the adjustment described in clause (i) of this Bye-law 4.7(c) had not occurred. In applying the previous sentence where shares held by more than one Member are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such Members in descending order according to their respective Attribution Percentages, provided, that in the event of a tie, the reduction shall apply first to the Member whose shares are Controlled Shares of the Tentative 9.5% U.S. Shareholder by virtue of the Tentative 9.5% U.S. Shareholder’s economic interest in (as opposed to voting control with respect to) such shares. The adjustments of voting power described in this Bye-law shall apply repeatedly until there is no 9.5% U.S. Shareholder. The Board may deviate from any of the principles described in this Bye-law and determine that shares held by a Member shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Shareholder or (2) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Member or its affiliates. For the avoidance of doubt, in applying the provisions of Bye-laws 4.7 through 4.10, a share may carry a fraction of a vote. In the event any Non-Voting Convertible Common Shares of any registered holder are entitled to vote on any matter under Bermuda law (including, but not limited to, any Reorganization Event), such shares shall be deemed for purposes of this Bye-law 4.7(c) to be that number of Common Shares into which such Non-Voting Convertible Common Shares may be converted upon a qualified transfer, and the voting power adjustments set forth in this Bye-law 4.7(c) shall apply to Common Shares and such Non-Voting Convertible Common Shares, collectively, on such basis. Notwithstanding anything herein to the contrary, the aggregate voting power of the holders of Series C Non-Voting Common Shares and Series D Non-Voting Common Shares with respect to any merger, consolidation or amalgamation of the Company with another corporation or other entity shall in no event exceed 0.01% of the aggregate voting power of the Company’s issued share capital, and this sentence shall not be amended without the affirmative vote (or written consent) of the holders representing a majority of each of the Series C Non-Voting Common Shares and Series D Non-Voting Common Shares. For the avoidance of doubt, the voting power adjustments set forth in this Bye-law 4.7(c) shall not apply to the voting rights set forth in Bye-law 4.3(c).
* * *
15. [Variation of Rights Attaching to Shares. Add at end:]
Notwithstanding the foregoing, with respect to the Series C Non-Voting Common Shares and Series D Non-Voting Common Shares only, the rights attached to such

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Series C Non-Voting Common Shares or such Series D Non-Voting Common Shares may, whether or not the Company is being wound-up, be varied with the consent in writing of each registered holder thereof holding such Series C Non-Voting Common Shares or Series D Non-Voting Common Shares to the extent such variation significantly and adversely affects the rights, preferences, privileges or voting powers of the Series C Non-Voting Common Shares or Series D Non-Voting Common Shares set forth in Bye-law 4.3.
* * *
[New Bye-law 53.3 and 53.4:]
53.3 The rights conferred under this Bye-law 53 shall not be exclusive of any other right that any individual may have or hereafter acquire under any statute, Bye-law, resolution of Members or Directors, agreement, or otherwise and shall continue as to an individual who has ceased to be a Director, Officer, employee or agent, as applicable, and shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives.
53.4 The Company hereby acknowledges that the Director designated by GSCP pursuant to Section 7.02 of the Investment Agreement may have certain rights to indemnification, advancement of expenses and/or insurance provided by GSCP and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to such person are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such person are secondary) with respect to any actions, costs, charges, losses, damages or expenses incurred or sustained in connection with the execution by such person of his or her duties as a Director of the Company, (ii) that it shall be required to advance the full amount of such expenses incurred by such person and shall be liable for the full amount of all such expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of these Bye-laws of the Company (or any other agreement between the Company and such person), without regard to any rights such person may have, or may be pursuing, against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of such person with respect to any claim for which such person has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such person against the Company. The Company and such person agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Bye-law 53.4.

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[New Bye-law 53A:]
53A CORPORATE OPPORTUNITY
     The provisions of this Bye-law 53A are set forth to regulate and define the conduct of certain affairs of the Company as they may involve GSCP, its affiliates and their officers and directors, and the powers, rights, duties and liabilities of the Company, its affiliates and their officers, directors, employees and shareholders in connection therewith:
     (a) Subject to any express contractual provisions to the contrary, GSCP, its affiliates and its and their respective directors, officers, partners and employees (collectively the “GSCP Parties”) shall have the right to, and shall have no duty not to: (i) engage in the same or similar business activities or lines of business as the Company, (ii) do business with any client or customer of the Company and (iii) employ or otherwise engage any Officer, Director or employee of the Company; and, in each case, to the extent permitted under Bermuda law, no GSCP Party shall be liable to the Company or its Members for breach of any fiduciary duty by reason of any such activities of any GSCP Party or of such person’s participation therein. In the event that any GSCP Party acquires knowledge of a potential transaction or matter (other than knowledge acquired through a GSCP Party acting in his or her capacity as Director from the Company or its Directors, Officers or employees) that may be a corporate opportunity for both a GSCP Party and the Company, none of the GSCP Parties shall have any duty whatsoever to communicate or present such corporate opportunity to the Company and, to the extent permitted under Bermuda law, shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member of the Company by reason of the fact that a GSCP Party pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not present such corporate opportunity to the Company;
     (b) For the purposes of this Bye-law 53A “corporate opportunities” shall include, but not be limited to, business opportunities that the Company is financially able to undertake, which are, from their nature, in the line of the Company’s business, are of practical advantage to it and are ones in which the Company has an interest or a reasonable expectancy, and with respect to which the interest of any GSCP Party, could be brought into conflict with that of the Company;
     (c) Any person or entity purchasing or otherwise acquiring any interest in Shares of the Company shall be deemed to have notice of and consented to the provisions of this Bye-law 53A;
     (d) Notwithstanding anything in these Bye-laws to the contrary and in addition to any vote of the Board required by these Bye-laws or the Act, until the occurrence of the Operative Date, the affirmative vote of at least three-quarters of the votes of all the Common Shares then outstanding entitled to be cast thereon

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shall be required to alter, amend or repeal, or adopt any provision inconsistent with, any provision of this Bye-law 53A. “Operative Date” shall mean the later of (i) the first date on which GSCP ceases to own beneficially (excluding for such purposes any shares of the Company beneficially owned by GSCP but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an affiliate of GSCP being a sponsor or advisor of a mutual or similar fund that beneficially owns Common Shares) at least 5% of the outstanding shares of the Company and (ii) the first date on which no Director is a GSCP Party.

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Exhibit H — Form of VCOC Rights Letter

Exhibit H
April 20, 2011
GS Capital Partners VI Parallel, L.P.
c/o GS Capital Partners
200 West Street
New York, NY 10282-2198
Dear Sirs:
This letter agreement (the “Letter Agreement”) will confirm our agreement that, in connection with an investment by one of your affiliated funds in Enstar Group Limited (the “Company”), GS Capital Partners VI Parallel, L.P. (“Investor”) will be entitled to the following contractual management rights relating to the Company (collectively, the “VCOC Rights”):
1.	If at any time after the Initial Closing (as defined in the Investment Agreement dated April 20, 2011) by and among the Company and the other parties named therein (the “Investment Agreement”) the Board of Directors of the Company (the “Company Board”) does not include at least one member nominated by Investor (for any reason), Investor shall be entitled to consult with and advise management of the Company on significant business issues of the Company and its direct and indirect subsidiaries, including management’s proposed annual operating plans, and management of the Company will meet regularly during each year with representatives of Investor (the “Representatives”) at the Company’s facilities at mutually agreeable times for such consultation and advice, including to review progress in achieving said plans.

2.	Investor may inspect the books and records and facilities and properties of the Company and its direct and indirect subsidiaries at reasonable times and intervals concerning the general status of the Company’s financial conditions and operations, provided that access to privileged information need not be provided.

3.	If at any time after the Initial Closing the Company Board does not include at least one member nominated by Investor or a non-voting observer appointed by Investor pursuant to another agreement or understanding with the Company (for any reason), Investor shall have the right to appoint one non-voting “observer” (the “Observer”) to the Company Board, who shall (i) be provided by the Company with all notices of meetings, consents, minutes and other written materials that are provided to the Company Board or any committee thereof at the same time as such materials are provided to the Company Board or such committee, as applicable, (ii) be entitled to attend all meetings of the Company

Board and any committee thereof and (iii) be entitled to participate in discussions at all such meetings; provided, that the Observer may be excluded from access to any material or meeting or portion thereof if the Company Board determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege. Reasonable costs and expenses incurred by the Observer for the purposes of attending Company Board (or committee) meetings and conducting other Company business will be paid by the Company.
     Investor agrees, and shall cause each of its Representatives to agree, that any confidential information provided to or learned by it in connection with the exercise of Investor’s VCOC Rights under this Letter Agreement shall be subject to the confidentiality provisions set forth in the Investment Agreement.
     This Letter Agreement shall remain in effect until (a) such time as Investor no longer owns, directly or indirectly, at least 10% of the equity securities of the Company purchased under the Investment Agreement (assuming full exercise of the warrants issued thereunder), or (b) the consummation of an amalgamation, merger or consolidation of the Company that is effected (i) for independent business reasons unrelated to extinguishing the VCOC Rights and (ii) for purposes other than (A) the continuance or reincorporation of the Company in a different jurisdiction or (B) the formation of a holding company that will be owned exclusively by the Company’s shareholders and will hold all of the outstanding shares of the Company’s successor. The confidentiality obligations referenced herein will survive any such termination.

     The rights set forth in this Letter Agreement are intended to satisfy the requirement of contractual management rights for purposes of qualifying Investor’s interests in the Company as venture capital investments for purposes of the Department of Labor’s “plan assets” regulations, and in the event that, after the date hereof, as a result of any change in applicable law or regulation or a judicial or administrative interpretation of applicable law or regulation, it is determined that such rights are not satisfactory for such purpose, Investor and the Company shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights which satisfy such regulations.

Very truly yours, Enstar Group Limited
By:
Name:
Title:

AGREED AND ACCEPTED THIS
___ day of __________, 2011
GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS ADVISORS VI, L.L.C.
its general partner

By:

	Name:	Sumit Rajpal
Title: